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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Datalink Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DATALINK CORPORATION
10050 Crosstown Circle, Suite 500
Eden Prairie, MN 55344

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2016

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datalink Corporation will be held at the Company's principal executive offices, 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota, on Wednesday, May 25, 2016, at 3:00 p.m. Central Time. The proxy materials will either be made available to you over the Internet or mailed to you beginning on or about April 15, 2016. At the meeting, our shareholders will vote on:

          1.     the election of seven directors recommended by the Board of Directors, each to serve until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified;

          2.     a non-binding advisory vote to approve executive officer compensation;

          3.     the amendment and restatement of the Datalink Corporation 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 2,553,943 to 3,303,943 shares and make additional clarifying, administrative and technical changes;

          4.     the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

          5.     any other business as may properly come before the Annual Meeting of Shareholders.

        The Board of Directors recommends that shareholders vote FOR each of the following:

          1.     the director nominees named in the accompanying Proxy Statement;

          2.     the approval, on a non-binding advisory basis, of the compensation paid to our executive officers as disclosed in the accompanying Proxy Statement;

          3.     the amendment and restatement of the Datalink Corporation 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 2,553,943 to 3,303,943 shares and make additional clarifying, administrative and technical changes; and

          4.     the ratification of the selection of RSM US LLP as our independent registered public accounting firm for fiscal 2016.

        Holders of our common stock at the close of business on March 28, 2016 will be entitled to vote at the Annual Meeting of Shareholders.

By Order of the Board of Directors,
/s/ GREGORY T. BARNUM
Gregory T. Barnum, Secretary
Eden Prairie, Minnesota April 15, 2016

 YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the meeting, we urge you to vote as soon as possible via the Internet as described in the Notice of Internet Availability of Proxy Materials. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 25, 2016.

Our Notice of Annual Meeting of Shareholders, Proxy Statement and 2015 Annual Report to Shareholders on Form 10-K are available at www.proxyvote.com.

PROXY STATEMENT
OF
DATALINK CORPORATION
10050 Crosstown Circle, Suite 500
Eden Prairie, MN 55344

GENERAL INFORMATION

        This Proxy Statement is furnished to the shareholders of Datalink Corporation in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders or any adjournments or postponements of that meeting. The Annual Meeting of Shareholders will be held at the Company's principal executive offices, 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota, on Wednesday, May 25, 2016, at 3:00 p.m. Central Time.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

        At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders, and management will report on matters of current interest to our shareholders and respond to questions from our shareholders. The matters outlined in the notice include the election of directors, an advisory vote on approval of the compensation of our named executive officers, the approval of the amendment and restatement of the Datalink Corporation 2011 Incentive Compensation Plan and the ratification of the selection of our independent auditor for 2015.

Who is entitled to vote at the meeting?

        The board of directors has set March 28, 2016 as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 28, 2016, you are entitled to vote at the meeting. As of the record date, 22,439,509 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

        Holders of our common stock are entitled to one vote per share. Therefore, a total of 22,439,509 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

        In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

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  you are present and vote in person at the meeting; or

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  you have properly and timely submitted your proxy as described below under "How do I submit my proxy?"

What is a proxy?

        It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Two executive officers have been designated as proxies for our 2016 annual meeting of shareholders. These executive officers are Paul Lidsky and Greg Barnum.

If I received a one-page Notice of Internet Availability of Proxy Materials, how can I receive a full set of printed proxy materials?

        As permitted by Securities and Exchange Commission rules, we have elected to provide access to our proxy materials over the Internet to record owners and any beneficial owners of our stock who have not previously requested printed proxy materials, which reduces our costs and the environmental impact of our annual meeting. The Notice of Availability contains instructions on how to request a printed set of proxy materials, which we will provide to shareholders upon request at no cost to the requesting shareholder within three business days after receiving the request.

What is the difference between a shareholder of record and a "street name" holder?

        If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How do I submit my proxy?"

How do I submit my proxy?

        If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

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  Internet.  You may vote by going to the web address www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 24, 2016 and following the instructions for Internet voting shown on the Notice or your proxy card.

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  Telephone.  You may vote by dialing 1-800-690-6903 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 24, 2016 and following the instructions for telephone voting shown on the Notice or your proxy card.

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  Mail.  If you requested printed proxy materials or you receive a paper copy of the proxy card, then you may vote by completing, signing, dating and mailing the proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

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  In person at the meeting.  If you are a shareholder whose shares are registered in your name, you may vote in person at the meeting.

        To vote by telephone or the internet, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for shareholders of record. However, if you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Material, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.

What does it mean if I receive more than one printed set of proxy materials?

        If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under "How do I submit my proxy?"

Can I vote my shares in person at the meeting?

        If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

        If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

How does the board of directors recommend that I vote?

        The board of directors recommends a vote:

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  FOR each of the nominees to the Board of Directors;

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  FOR the approval of the non-binding advisory vote to approve executive officer compensation;

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  FOR the amendment and restatement of the Datalink Corporation 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 2,553,943 to 3,303,943 shares and make additional clarifying, administrative and technical changes; and

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  FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

What if I do not specify how I want my shares voted?

        If you are a shareholder of record and submit a signed proxy card or submit your proxy by internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

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  FOR all of the nominees for director;

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  FOR the advisory approval of the compensation of our named executive officers;

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  FOR the amendment and restatement of the Datalink Corporation 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 2,553,943 to 3,303,943 shares and make additional clarifying, administrative and technical changes; and

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  FOR the ratification of the selection of RSM US LLP as our independent auditor for the year ending December 31, 2016.

        Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be "uninstructed." New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote "uninstructed" shares held by them on behalf of their clients who are street name holders. Other than the ratification of the selection of RSM US LLP as our independent auditor for the year ending December 31, 2016, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares on any matter included in the notice of meeting. With respect to the ratification of the selection of RSM US LLP as our independent auditor for the year ending December 31, 2016, the rules permit member brokers to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a "broker non-vote." For more information regarding the effect of broker non-votes on the outcome of the vote, see below under "How are votes counted?"

        If any matters not described in this proxy statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below.

Can I change my vote after submitting my proxy?

        Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

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  by submitting a new proxy with a more recent date than that of the first proxy given before 11:59 P.M. Eastern Time on May 24, 2016 by (1) following the Internet voting instructions or (2) following the telephone voting instructions;

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  by completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the meeting; or

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  if you are a registered shareholder, by attending the meeting in person and delivering a proper written notice of revocation of your proxy.

        Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it—that is, by Internet, telephone or mail.

What vote is required to approve each item of business included in the notice of meeting?

        The seven directors who receive a plurality of the voting power of the shares of common stock entitled to vote and present in person or represented by proxy at the meeting.

        The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment and restatement of the Datalink Corporation 2011 Incentive Compensation Plan and to ratify the selection of our independent auditor.

        If the advisory vote on the compensation of our named executive officers receives more votes "for" than "against," then it will be deemed approved.

How are votes counted?

        You may either vote "FOR" or "WITHHOLD" authority to vote for each director nominee. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on the other proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under "What if I do not specify how I want my shares voted?"

        If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to amend and restate the Datalink Corporation 2011 Incentive Compensation Plan and the proposal to ratify the selection of RSM US LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against such proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. Abstentions will have no effect on the advisory vote to approve the compensation of our named executive officers.

How can I attend the meeting?

        All of our shareholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

        Datalink pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies by mail. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

 PROPOSAL ONE
Election of Directors

        The number of directors currently serving on our board of directors is seven. Upon recommendation of the governance and nominating committee, which acts as the nominating committee of the board of directors, the board has nominated seven current members of the board of directors for election at our meeting, who are James E. Ousley, Paul F. Lidsky, Brent G. Blackey, Greg R. Meland, J. Patrick O'Halloran, Mercedes A. Walton, and James L. Zucco, Jr. These nominees will each be a candidate for election to the board of directors to serve until our 2017 Annual Meeting of Shareholders or until his or her successor is elected and qualified. Each of the nominees has agreed to serve as a director if elected. The seven nominees receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Proxies may not be voted for more than seven directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our board of directors.

        The board of directors recommends a vote FOR the election of the seven director nominees. Proxies will be voted FOR the election of the seven nominees unless otherwise specified.

        Set forth below is biographical information for each of the nominees for election as a director. The following includes certain information regarding our directors' individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

        JAMES E. OUSLEY, age 70, was elected as a director in June 1998 and is our non-executive chair. In August 2014, Mr. Ousley joined CVC Capital Partners as a Senior Operating Partner. In April 2013, Mr. Ousley retired from his positions as Chief Executive Officer of Savvis, Inc., a business unit of CenturyLink, Inc., and President of the Enterprise Markets Group ("EMG") for CenturyLink. Mr. Ousley was named president of EMG in March 2012. From 2009 to 2011 Mr. Ousley served as Chair and CEO of Savvis, Inc., which was acquired by CenturyLink. Between 2002 and 2004, Mr. Ousley was President and Chief Executive Officer of Vytek Wireless Inc., which was acquired by CalAmp, Inc. From 1999 to 2001, he served as President and Chair of Syntegra (USA), a division of British Telecommunications plc. From 1991 to 1999, Mr. Ousley was President and Chief Executive Officer of Control Data Systems, which was acquired by British Telecommunications in August 1999. From 1968 to 1991, he held various sales and executive management positions with Control Data Corporation. Mr. Ousley currently serves on the Board of Directors of Chayora, Inc., Integra, Inc., Identiv, Inc., Pacnet, Inc. and Wireless Logic. In addition, he previously served on the Board of Directors of Actividentity Corporation, Bell Microproducts Inc., CalAmp, Inc., Icelero, Inc., Pacnet, Inc. and Savvis, Inc.

        Mr. Ousley's qualifications to serve on our board of directors include, among other skills and qualifications, his distinguished career with extensive public company experience; extensive business leadership experience as chair and/or chief executive officer of several major, global information technology and communications companies, including current service as non-executive chair of our board of directors; strong business leadership, strategic and financial acumen; and knowledge of our company and industry through extensive board and committee service.

        PAUL F. LIDSKY, age 62, was elected as a director in June 1998 and became our President and Chief Executive Officer in July 2009. Mr. Lidsky has served as a member of the Board of Directors of Image Sensing Systems, Inc. since June 2013. Mr. Lidsky was the President and Chief Executive Officer of Calabrio, Inc. from October 2007 until July 2009 and served as a member of Calabrio, Inc.'s Board of Directors until November 2013. From December 2005 until September 2007, Mr. Lidsky served as Chief Operating Officer for Spanlink Communications, Inc. Between 2003 and 2004, Mr. Lidsky was President and Chief Executive Officer of Computer Telephony Solutions. From 2002 to 2003, Mr. Lidsky was President and Chief Executive Officer of VigiLanz Corporation. From 1997 until 2002, Mr. Lidsky was the President and Chief Executive Officer of OneLink Communications, Inc. Between

1985 and 1997, Mr. Lidsky was employed by Norstan, Inc., most recently as Executive Vice President of Strategy and Business Development.

        Mr. Lidsky's qualifications to serve on our board of directors include, among other skills and qualifications, his service our Chief Executive Officer; extensive knowledge and experience in the information technology and communications industry; knowledge of our operations, strategy and financial position; leadership experience and financial acumen as the chief executive officer and chief operating officer of several information technology companies; and historical perspective of our company through long-term board and committee service.

        BRENT G. BLACKEY, age 57, was elected as a director in April 2006. Since 2004, Mr. Blackey has served as President and Chief Operating Officer for Holiday Companies. Between 2002 and 2004 Mr. Blackey was a Senior Partner at the accounting firm of Ernst & Young LLP. Prior to 2002, Mr. Blackey served most recently as a Senior Partner at the accounting firm of Arthur Andersen LLP. Mr. Blackey serves on the Board of Directors of Cardiovascular Systems, Inc. In addition, Mr. Blackey serves on the University of Minnesota, Carlson School of Management Board of Overseers.

        Mr. Blackey's qualifications to serve on our board of directors include, among other skills and qualifications, his extensive financial experience as a senior partner of an international auditing firm, particularly with public company financial accounting standards; experience in operational and strategic matters as the president and chief operating officer of a large, privately-held business; public company board experience, particularly on audit committees; knowledge of our company and information technology industry through board and committee service; his strong ethics and compliance focus and the diverse perspective he brings to the board.

        GREG R. MELAND, age 62, joined our board in 1999. Mr. Meland joined us in 1991 as our Vice President of Sales and Engineering. He became President and Chief Executive Officer in 1993. In December 2005, he became our chair of the board. In May 2007, he retired as an employee and became our non-executive chair. Between 1979 and 1991, Mr. Meland served in various sales and marketing positions with the Imprimis disk drive subsidiary of Control Data Corporation (which was sold to Seagate in 1989).

        Mr. Meland's qualifications to serve on our board of directors include, among other skills and qualifications, his extensive experience with our company since 1991, including past service as our chief executive officer and chair of the board for a combined 14 years; in-depth knowledge of our operations and industry; historical perspective of our company through long-term board service; and perspective on shareholder value as he is our largest shareholder.

        J. PATRICK O'HALLORAN, age 59, was elected as a director in August 2006. Since May 2012, Mr. O'Halloran has been performing consulting work. He served as the Chair of Entiera, LLC from 2010 until it was sold in May 2012. Between January 2005 and June 2010, Mr. O'Halloran served as the Chief Executive Officer for Entiera, LLC. Between 1983 and 2004, Mr. O'Halloran served in a range of senior, international management positions at Accenture Ltd., most recently as Partner in charge of Accenture's Customer Insight organization. In addition, he serves on the Board of Directors of Outsell, a private company based in Minnesota, and on the Board of Directors of Hunhu Healthcare.

        Mr. O'Halloran's qualifications to serve on our board of directors include, among other skills and qualifications, his experience as a chief executive officer of a sophisticated automation system company; extensive experience as a partner at a global business consulting firm; knowledge of the information technology industry and of our industry and business through board and committee service; and the diverse perspective he brings to the board.

        MERCEDES A. WALTON, age 62, was elected as a director in July 2014. Since September 2011, Ms. Walton has been performing consulting work. From September 2005 through August 2011, Ms. Walton served as Chair and Chief Executive Officer of a publicly traded biotechnology company,

Cryo-Cell International, Inc. From March 2000 until August 2005, she served as Chief Executive Officer of Ralston Hill Consulting LLC, a business development and strategic technology consulting practice. In 2001, Ms. Walton was President and Chief Operating Officer of Applied Digital Solutions, Inc., a provider of e-business solutions. From 1976 through 2000, Ms. Walton was employed by AT&T, most recently serving as VP—Corporate Strategy & Business Development. Since 2000, Ms. Walton has served on the Board of Directors of five publicly traded companies. Prior to its 2011 acquisition by CenturyLink, Ms. Walton served on the Board of Directors of Savvis, Inc., an industry leader in enterprise cloud computing and managed hosting services. From 2012 through 2014, Ms. Walton served on the Board of Directors of SilkRoad Technologies Inc., a privately held provider of cloud-based social talent management solutions.

        Ms. Walton's qualifications to serve on our board of directors include, among other skills and qualifications, her over 35 years of corporate experience, including senior executive roles in corporate strategy and business development at a global communication services company and executive leadership of an emerging technology business; service as chair and chief executive officer of a publicly traded biotechnology company; and service on the board of directors of five publicly traded companies in the information technology and biotechnology industries.

        JAMES L. ZUCCO, JR., age 64, was elected as a director in May 2015. Mr. Zucco most recently served as a transition executive with Oracle Corporation from April 2014 through December 2014 following its acquisition of Corente, Inc., where Mr. Zucco served as the Chair and Chief Executive Officer from March 2006 until its acquisition by Oracle in March 2014. From January 2004 through February 2014, Mr. Zucco served on the board of directors of uReach Technologies. From December 1999 through February 2006, Mr. Zucco served on the board of directors of OpenReach, including as Chair. From August 1999 through October 2001, Mr. Zucco served as the Chair and Chief Executive Officer of Spike Broadband. Mr. Zucco served as the Chair and Chief Executive Officer of Shiva Corporation from May 1997 until its acquisition by Cisco Systems, Inc. in February 1999. Mr. Zucco was employed by Lucent Technologies from December 1995 through May 1997, serving as Group President of Communications Software and Vice President and General Manager of the North American Carrier Business Unit. From October 1993 through December 1995, Mr. Zucco served as Vice President and General Manager of AT&T Inc. From October 1986 through October 1993, Mr. Zucco served as Senior Vice President of MCI, Inc.

        Mr. Zucco's qualifications to serve on our board of directors include, among other skills and qualifications, his over 30 years of executive experience in the software and computing services industries, including: service in senior executive roles at leading global communication services providers; successful turnaround of a public company; executive leadership, board and investment roles with leading emerging growth companies; and successful founding of a cloud services company for which he served as chief executive officer.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

 CORPORATE GOVERNANCE

Corporate Governance

        Our board of directors is elected by the shareholders to govern our business and affairs. The board selects the senior management team, which is charged with conducting our business. Having selected the senior management team, the board acts as an advisor to senior management and monitors its performance. The board reviews our strategies, financial objectives and operating plans. It also plans for management succession of senior management positions and oversees our compliance efforts. Members of the board stay informed of our business by participating in regularly scheduled board and committee meetings, through discussions with the chief executive officer and other members of management and staff, and by reviewing other materials provided to them.

Board of Directors Meeting Attendance

        During 2015, our board of directors met four times. Each director attended all of our board meetings and all committee meetings of which the director was a member. We do not have a formal policy regarding a board member's attendance at annual shareholder meetings; however, we encourage all board members to attend the meeting and all board members attended our May 2015 Annual Meeting of Shareholders.

Director Independence

        Our board of directors reviews the independence of each director. During this review, our board considers transactions and relationships between each director (and their immediate family and affiliates) and us, as well as our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent.

        In February 2016, our board conducted an annual review of director independence and determined that no transactions or relationships existed that would disqualify any of our directors under applicable rules and listing standards of the NASDAQ Global Market or require disclosure under Securities and Exchange Commission rules, with the exception of Mr. Lidsky, our chief executive officer.

        Based on a review of information provided by the directors and other information we reviewed, our board concluded that none of our other non-employee directors have any relationship with us other than as a director or shareholder. Based upon that finding, our board of directors determined that Messrs. Blackey, Meland, O'Halloran, Ousley, Zucco and Ms. Walton are "independent."

Board Leadership Structure

        Our board is led by our independent and non-executive chair, Mr. Ousley. Mr. Ousley, as chair, has the responsibility to call and chair board meetings, chairs our annual meeting, has primary responsibility in setting board agendas in collaboration with our chief executive officer, has the ability to represent us with external stakeholders if approved by our board, and has the responsibility to seek input from other independent directors, facilitate discussions among the independent directors, and communicate such viewpoints to our chief executive officer. We believe that this leadership structure enhances the functionality of the board, strengthens communications between the board and our chief executive officer, and strengthens the board's independence from management. In addition, this structure allows our chief executive officer, Mr. Lidsky, to focus his efforts on running our business and managing us in the best interests of our shareholders, while we are able to benefit from Mr. Ousley's prior experiences with other public company boards.

Board Oversight of Risk

        Management is responsible for our day-to-day risk management activities, and our board's role is to engage in informed risk oversight. In fulfilling this oversight role, our board focuses on understanding the nature of our enterprise risks, including our operational, credit, liquidity, and legal risks and our strategic direction, as well as the adequacy of our risk management process and overall risk management system. In addition, the audit committee and compensation committee have risk oversight responsibilities in their respective areas of focus, which they report on to the full board. There are a number of ways our board performs this function, including the following:

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  at its regularly scheduled meetings, the board receives management updates on our business operations, financial results and strategy and discusses risks related to the business; and

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  through management updates and committee reports, the board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks being managed by the Company.

Committees of Our Board of Directors

        Our board of directors has established an audit committee, a compensation committee, a governance committee and a merger and acquisition committee. All members of the audit committee, compensation committee and governance committee meet the definition of "independent," as set forth in the listing standards of the NASDAQ Global Market.

        The current composition and responsibilities of each committee are as follows:

Audit Committee	Compensation Committee	Governance Committee	Merger and Acquisition Committee
Brent G. Blackey (chair)	James E. Ousley (chair)	Mercedes A. Walton (chair)	Paul F. Lidsky (chair)
J. Patrick O'Halloran	Brent G. Blackey	Gregory M. Meland	Gregory M. Meland
James L. Zucco, Jr.	J. Patrick O'Halloran	James E. Ousley	James E. Ousley
Mercedes A. Walton

        Audit Committee.    Among other matters, the audit committee:

  •
  oversees the integrity of our financial statements and the adequacy of our internal controls;

  •
  evaluates the qualifications, independence and performance of our independent registered public accounting firm;

  •
  supervises management's process for ensuring compliance by our company with certain legal and regulatory requirements;

  •
  oversees the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;

  •
  conducts discussions with management and our independent registered public accounting firm regarding any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

  •
  oversees our internal audit function; and

  •
  pre-approves all audit and non-audit services performed by our independent registered public accounting firm.

        The purpose and responsibilities of our audit committee are set forth in more detail in the audit committee charter. The board of directors has determined that each of the audit committee members meet the current independence and experience requirements of the NASDAQ Global Market and the applicable rules and regulations of the SEC. Additionally, the board has determined that Mr. Blackey is an "audit committee financial expert" under the rules and regulations of the SEC.

        The audit committee is required to meet at least two times annually and held six meetings in fiscal year 2015. A report of the audit committee is set forth below in this proxy statement.

        Compensation Committee.    Among other matters, the compensation committee:

  •
  is responsible for establishing compensation policy;

  •
  administers the compensation programs for our executive officers;

  •
  reviews and approves the goals and objectives relevant to compensation of our executive officers;

  •
  evaluates our executive officers' performance in light of those goals and objectives;

  •
  determines and approves our executive officers' compensation level based on this evaluation;

  •
  approves and recommends to our board with respect to compensation of other key management, incentive compensation plans and equity-based plans; and

  •
  reviews the compensation of our non-employee directors on a periodic basis and makes recommendations regarding the compensation paid to our non-employee directors to the board of directors.

        In addition, the compensation committee may select and retain compensation consulting firms, legal counsel and other advisors as it determines appropriate after considering certain factors discussed in the compensation committee charter to assist in performing its functions and responsibilities. The compensation committee has engaged the services of Willis Towers Watson as its outside compensation consultant to assist it in analyzing elements of our compensation program and determining appropriate levels of compensation and benefits for our executives. As discussed in more detail below in "Compensation Discussion and Analysis," as part of this annual assessment, pursuant to the instructions given by the compensation committee, the consultant compares our base salary, annual cash incentive bonuses, and long-term incentive award elements against a peer group of publicly traded companies.

        Our compensation committee may delegate authority to subcommittees consisting of one or more members when deemed appropriate by the committee. The committee may also delegate to the chief executive officer the authority, within preexisting guidelines established by the compensation committee and as permitted by applicable law, to approve equity compensation awards to employees other than executive officers. Any exercise of delegated authority is reported to the compensation committee at its next regularly scheduled meeting. The committee may also delegate non-discretionary administrative authority under our compensation and benefit plans in its discretion and consistent with any limitations specified in the applicable plans.

        The purpose and responsibilities of our compensation committee are set forth in more detail in the compensation committee charter. Each member of our compensation committee meets the independence requirements of the NASDAQ Global Market, is a "non-employee director" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, and is an "outside director" as that term is used in Section 162(m) of the Internal Revenue Code. Our compensation committee held four meetings in fiscal year 2015.

        Governance Committee.    Among other matters, the governance committee:

  •
  identifies individuals qualified to become members of our board;

  •
  oversees our corporate governance principles; and

  •
  provided all committee members are independent, acts as a nominating committee to present and recommend nominees to the board.

        The purpose and responsibilities of our governance committee are set forth in detail in the governance committee charter. This committee must have at least three members, a majority of which meet the independence requirements of the NASDAQ Global Market. Our board of directors has determined that all of the members of the governance committee meet the independence requirements of the NASDAQ Global Market. Our governance committee held two meetings in fiscal year 2015.

        Merger and Acquisition Committee.    Among other matters, the merger and acquisition committee:

  •
  investigates acquisition candidates and divestiture opportunities;

  •
  reviews our acquisition and divestiture strategies with management and our board; and

  •
  recommends acquisition and divestiture strategies and acquisition candidates to the board, as appropriate.

        Our board of directors established a merger and acquisition committee in November 2008 pursuant to a written charter. The merger and acquisition committee charter requires that the committee be comprised of at least two members who are board members. However, no member is required to meet the independence requirements of the NASDAQ Global Market or SEC rules. Our merger and acquisition Committee held one meeting in fiscal year 2015.

Director Nominations

        Our formal nominations process is included in our governance committee charter, which provides that if all the governance committee members are independent, the governance committee acts as a nominating committee and recommends director nominees to the board for approval, the annual slate of directors for election by the shareholders and candidates to be appointed by the board to fill board vacancies. If all governance committee members are not independent, the governance committee shall instead present prospective director nominees to our independent directors for their consideration and potential nomination, the prospective annual slate of directors and prospective candidates to be appointed by the board to fill vacancies on the board.

        All director nominees up for election at the 2016 Annual Meeting of Shareholders have been recommended for approval by our governance committee to our board and approved as our director nominees by our board. All such director nominees are standing for election.

Director Nominee Qualifications

        There are no formal, specific minimum qualifications to be met by director nominees to be considered a candidate, whether recommended by our governance committee, independent directors or shareholders. None of the governance committee, our independent directors, or our board has any special policy for the consideration of diversity in identifying nominees for directors.

        The board of directors expects that our independent members, or any nominating committee, would identify and evaluate new candidates for directors based primarily on the following general criteria:

  •
  judgment, character, expertise, skills and knowledge useful to the oversight of our business;

  •
  diversity of viewpoints, backgrounds, experiences and other demographics;

  •
  business or other relevant experience; and

  •
  the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other directors will build a board of directors that is effective, collegial and responsive to our needs.

        The board desires that all its members have:

  •
  the highest character and integrity, sound business judgment and an inquiring mind;

  •
  expertise that adds to the composition of the board;

  •
  sufficient professional experience, education and interest in, and capacity for, understanding our operations;

  •
  a reputation for working constructively with others;

  •
  sufficient time to devote to board matters; and

  •
  no conflict of interest that would interfere with performance as a director.

        The governance committee considers suggestions from many sources, including personal and business contacts and shareholders, regarding possible candidates for directors. The governance committee may, but has no current plans to, hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used in connection with this year's election and, accordingly, no fees have been paid to consultants or search firms in the past year.

        Pursuant to our bylaws, shareholders who wish to recommend individuals for consideration by our governance committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our governance committee no later than February 24, 2017 at our principal executive offices located at 10050 Crosstown Circle, Suite 500, Eden Prairie, MN 55344. Submissions must comply with Section 1.13 of our bylaws, which requires, among other information, a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual's past five years of employment history, and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our nominating committee and to serve if elected by our board of directors or our shareholders, as applicable.

Involvement in Certain Legal Proceedings

        Patricia A. Hamm, our Executive Vice President, Human Resources, is a former employee of Petters Group Worldwide, LLC. Ms. Hamm was an executive officer of Petters Group at the time that it filed for Chapter 11 bankruptcy, in October 2008. She was also part of a group of ex-employees of Petters Group who received annual bonuses allegedly funded by the Ponzi scheme perpetrated by Thomas J. Petters. Though none of the ex-employees, including Ms. Hamm, was charged with any wrongdoing, they were named as defendants in a complaint filed by the Receiver for the Petters Estate seeking to claw back the annual bonuses. Ms. Hamm settled the lawsuit in November 2011.

Code of Business Conduct and Ethics

        We adopted the Datalink Corporation Code of Conduct and Ethics Policy, a code of ethics that applies to all of our directors, officers and employees. A copy of our code of conduct and ethics policy is available on the corporate governance section of the investor information page on our website at www.datalink.com. We plan to disclose any substantive amendment to our code of conduct and ethics policy, or grant of any waiver therefrom applicable to our chief executive officer, our chief financial officer, our chief operating officer, our chief accounting officer and other persons performing similar functions on our website at the address described above.

Corporate Governance Documents Available on Our Website

        Copies of our audit committee charter, compensation committee charter, governance committee charter and our code of conduct and ethics policy are available on the corporate governance section of the investor information page of our website at www.datalink.com. In addition, any shareholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing us at our principal executive offices located at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344, Attention: Corporate Secretary.

Shareholder Communications with the Board of Directors

        Any shareholder who wishes to send communications to the board of directors should deliver such communications to the attention of the chair of the board at our principal executive offices located at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344. The chair will relay to the full board of directors all shareholder communications he receives that are addressed to the board of directors.

 DIRECTOR COMPENSATION

        The following table shows, for each of our non-employee directors, information concerning annual compensation earned for services in all capacities during the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)		Option Awards(1)($)	Stock Awards ($)(2)	Total ($)
Brent G. Blackey	$60,000	(3)	—	$58,260	$118,260
Margaret A. Loftus(4)	$—		—	—	$—
Greg R. Meland	$50,000		—	$58,260	$108,260
J. Patrick O'Halloran	$50,000		—	$58,260	$108,260
James E. Ousley	$106,000		—	$58,260	$164,260
Robert M. Price(4)	$—		—	—	$—
Mercedes A. Walton	$56,000		—	$58,260	$114,260
James L. Zucco, Jr.	$50,000		—	$58,260	$108,260

(1)
The aggregate number of total unexercised stock options outstanding as of December 31, 2015 for Mr. Blackey is 1,200. There are no unexercised stock options outstanding to Messrs. Meland, O'Halloran, Ousley or Zucco or to Ms. Walton.

(2)
Values expressed represent the aggregate grant date fair value of restricted stock awards granted or DSU awards elected in lieu of restricted stock awards during 2015 computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718 as discussed under Note 1 ("Summary of Significant Accounting Policies—Stock Compensation Plans") and Note 9 ("Shareholders' Equity—Performance-based Restricted Stock Grants under our 2011 Plan, 2009 Plan, and Director Plan") to our financial statements for the fiscal year ended December 31, 2015. Mr. Blackey and Mr. Ousley elected to receive DSUs in lieu of restricted stock awards and each received 6,000 units as a result. Messrs. Meland, O'Halloran and Zucco and Ms. Walton all received 6,000 restricted stock awards.

The aggregate number of deferred stock units (DSUs) and unvested restricted shares as of December 31, 2015 held by our directors was as follows: Mr. Blackey held 9,184 DSUs and 1,500 unvested restricted shares, Mr. Meland held no DSUs and 1,500 unvested restricted shares, Mr. O'Halloran held no DSUs and 1,500 unvested restricted shares, Mr. Ousley held 6,000 DSUs and 1,500 unvested restricted shares, Ms. Walton held no DSUs and 1,500 unvested restricted shares, and Mr. Zucco held no DSUs and 1,500 unvested restricted shares.

(3)
Mr. Blackey elected to defer cash fees of $25,000 in the form of DSUs which resulted in the issuance of 3,349 DSUs.

(4)
Ms. Loftus and Mr. Price resigned from our Board of Directors effective May 20, 2015 and therefore were not granted awards in 2015 and did not earn any fees in 2015.

        Our officers who are also directors do not receive additional compensation for their service as directors. Effective January 1, 2014, our non-employee directors received the following:

  •
  an annual retainer of $50,000 and 6,000 shares of restricted stock;

  •
  an annual retainer of $10,000 for the person serving as the chairperson of the audit committee, and an annual retainer of $6,000 for each non-employee director acting as the chairperson of the compensation committee, governance committee, and merger and acquisition committee, respectively; and

  •
  an annual retainer of $50,000 for the person serving as the non-executive chair.

        Effective with our 2016 annual meeting of shareholders, the annual retainer has been changed to $50,000 in cash and $70,000 in shares of restricted stock (calculated based on the grant date fair value).

        We do not provide any form of incentive compensation or other form of stock-based or cash-based compensation or perquisites to our directors except as set forth above, although we do reimburse directors for reasonable expenses incurred in connection with out-of-town travel costs, lodging and other related expenses to and from board meetings.

        We pay one-quarter of the annual retainers and attendance fees in arrears at the end of each calendar quarter. Directors may choose to receive deferred stock units (DSUs) in lieu of cash retainers and in lieu of their annual restricted stock awards. We issue the annual restricted stock grants (and any DSU awards elected in lieu thereof) each year on the date of our annual meeting of shareholders and they vest one-quarter upon issuance and one-quarter on the following September 30, December 31, and March 31, respectively, provided that the director is still a member of the board on that date. DSUs issued in lieu of cash fees are fully vested when issued, and all outstanding DSUs are settled in an equal number of shares of our common stock when a director's service on our Board ends. We prorate the annual cash retainers for any departing or new directors during the applicable quarter.

 PROPOSAL TWO
Advisory Vote to Approve Executive Officer Compensation

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") added Section 14A to the Securities and Exchange Act of 1934 (the "Exchange Act"), which requires that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in detail below under the heading "Compensation Discussion and Analysis" ("CD&A") and in other related tables and disclosures in this proxy statement.

        Consistent with the views expressed by shareholders at our Annual Meeting of Shareholders held on May 10, 2012, the board of directors has determined to seek an annual non-binding advisory vote from shareholders to approve the compensation of our named executive officers as described in detail under the CD&A and other related tables and disclosures in this proxy statement. As described in our CD&A, our named executive officer compensation policies and decisions are designed to attract, motivate and retain a highly capable and performance-focused executive team; promote a culture of employee owners whose financial interests are aligned with those of our shareholders; pay for performance such that total compensation reflects the individual performance of our executives and our relative performance; promote equity emphasis by tying executive officer compensation to the long-term enhancement of shareholder value; and take into account the potential stock dilution, cash flow, tax and reported earnings implications of the amount and types of executive officer compensation provided, consistent with the other objectives of our executive officer compensation program.

        To achieve these objectives, the compensation committee has designed and implemented an executive officer compensation program for executive officers consisting of a mix of the following items:

  •
  we make annual cash compensation decisions based on assessment of our performance against measurable financial goals;

  •
  we emphasize long-term compensation equity awards with at least a three-year vesting period to further emphasize long-term performance and executive officer commitment;

  •
  we have a compensation risk assessment process to determine that our incentive compensation programs are not reasonably likely to create a material risk to our company; and

  •
  the compensation committee regularly engages third-party consultants to compile and analyze peer group information and assist in making decisions about executive officer compensation, equity-based and other incentive compensation plans and other compensation-related matters.

        This advisory vote gives our shareholders the opportunity to express their views on the compensation paid to our executive officers. Because your vote is advisory, it will not be binding upon our company, the compensation committee or our board. Our board of directors and our compensation committee value the opinions of our shareholders and will consider the vote when addressing executive officer compensation in the future. As a result, we are presenting this proposal, which gives you as a shareholder the opportunity to approve our executive officer compensation as disclosed in this proxy statement by voting for or against the following resolution.

        RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Tables and the other related tables and disclosures.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

 PROPOSAL THREE
Amendment and Restatement of the 2011 Incentive Compensation Plan
to Increase the Plan's Share Reserve by 750,000 Shares

        Our Board, upon recommendation of the Compensation Committee of the Board, approved the amendment and restatement of the Datalink Corporation 2011 Incentive Compensation Plan (the "2011 Plan"), subject to shareholder approval at the Annual Meeting of Shareholders. The proposed amendment and restatement of the 2011 Plan would increase the 2011 Plan's share reserve by 750,000 shares and make some additional clarifying, administrative and technical changes to the 2011 Plan.

Background

        The 2011 Plan originally became effective on May 12, 2011 when it was approved by our shareholders. The purposes of the 2011 Plan are to attract and retain the best available personnel for positions of responsibility with us, provide additional incentives to them and align their interests with those of our shareholders and promote our long-term business success. When the 2011 Plan became effective, no further awards were permitted under our then existing 2009 Incentive Compensation Plan (the "2009 Plan") or 2000 Director Stock Option Plan (the "Director Plan"), and the 2011 Plan's original share reserve of 750,000 shares was supplemented by 303,943 shares then remaining available for future awards under the 2009 Plan, for a total share reserve of 1,053,943 shares. Since it became effective, the 2011 Plan has been the only plan under which equity awards may be made to our employees and non-employee directors.

        In 2012 and 2015, our shareholders approved increases in the 2011 Plan's share reserve, bringing it to its current level of 2,553,943 shares. As of March 31, 2016, a total of 793,496 shares remained available for future awards under the 2011 Plan. The proposed addition of 750,000 shares would increase the 2011 Plan's share reserve to 3,303,943 shares.

Shareholder Approval and Board of Directors Recommendation

        Shareholder approval of the proposed amendment and restatement of the 2011 Plan is being sought in order to (i) satisfy the shareholder approval requirements of the NASDAQ Stock Market, (ii) obtain shareholder re-approval of the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code ("Code"), and (iii) obtain shareholder approval of the increased number of shares that may be subject to incentive stock options under to Code Section 422.

        Our Board of Directors recommends that our shareholders vote FOR the amendment and restatement of the 2011 Plan because it believes that increasing the 2011 Plan's share reserve will be critical in enabling us to continue to provide a competitive mix of compensation to our key employees. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment and restatement of the 2011 Plan. If the amendment and restatement is not approved by our shareholders, the 2011 Plan in its current form will remain in effect, and we will remain subject to its existing share reserve.

Basis for the Requested Share Reserve

        In determining the proposed increase in the share reserve for the 2011 Plan, our Compensation Committee considered a number of factors, including the following:

  •
  Importance of long-term equity incentives.  Long-term equity incentives play a critical role in our executive and key talent compensation programs to motivate executives to make decisions that focus on long-term shareholder value creation, aligning employee interests with the interests of shareholders, and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success.

  •
  We also considered our annual burn rate and overall levels of dilution in establishing this pool request and using it throughout the course of its life.

        Expectations regarding future share usage under the 2011 Plan are naturally based on a number of assumptions regarding factors such as our future stock price performance, future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2011 Plan reserve through forfeitures, cancellations and the like, and the level at which performance-based awards pay out. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Compensation Practices

        The 2011 Plan as it is proposed to be amended and restated includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

  •
  No repricing of underwater options or stock appreciation rights without shareholder approval. The 2011 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or stock appreciation rights ("SARs") when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

  •
  No discounted option or SAR grants. The 2011 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of "substitute awards" as described below).

  •
  Minimum vesting period for full value awards. A minimum vesting or performance period of at least one year is prescribed for all full value awards, subject only to limited exceptions.

  •
  No liberal definition of "change in control." No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control is imminent.

  •
  No automatic accelerated vesting of equity awards upon a change in control.

  •
  Dividend Equivalents Subject to Performance Conditions. Dividends and dividend equivalents payable with respect to the unvested portion of awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units.

Description of the Amended and Restated 2011 Plan

        The following is a summary of the material features of the amended and restated 2011 Plan and is qualified in its entirety by reference to the amended and restated 2011 Plan, a copy of which is available as Appendix A to this Proxy Statement.

Administration of Plan

        Our Compensation Committee administers the 2011 Plan except with respect to awards to our non-employee directors. Those awards are administered by our Board of Directors. The Compensation Committee has the power and authority to, among other things: (i) determine when and to whom awards will be granted, (ii) grant awards, (iii) cancel or suspend an award or the exercisability of an award, accelerate the vesting or extend the exercise period of an award or otherwise amend the terms under any outstanding award, (iv) determine the type, amount, terms, conditions, performance criteria, restrictions and other provisions of awards, (v) establish, amend, suspend or waive any rules for the proper administration of the 2011 Plan, and (vi) take any other action and make all other determinations that may be necessary or advisable for the administration of the 2011 Plan. Any action of the Compensation Committee with respect to the 2011 Plan is final, conclusive and binding. The Compensation Committee may delegate any of its authority under the 2011 Plan to any of its members or, to the extent permitted by law, to one or more directors or executive officers or a committee of the Board comprised of one or more directors with respect to awards to persons who are not subject to Section 16 of the Exchange Act.

        Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2011 Plan prohibits the Compensation Committee from repricing any outstanding "underwater" option or stock appreciation right without prior approval of our shareholders. For these purposes, "repricing" includes amending the terms of an underwater option or stock appreciation right to lower the exercise price, canceling an option or stock appreciation right in exchange for a replacement option or stock appreciation right having a lower exercise price, or cancelling an underwater option or stock appreciation right in exchange for cash, other property or a "full value award" (an equity-based award other than an option or stock appreciation right award).

Shares Available Under the Plan

        A maximum of 3,303,943 shares of our common stock are available for awards and issuance under the 2011 Plan. The shares of common stock covered by the 2011 Plan are authorized but unissued shares. The aggregate number of shares subject to options and stock appreciation rights granted during any calendar year to any one participant under the 2011 Plan may not exceed 500,000 shares. There are certain additional limitations on individual awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), as discussed below. All of these share limitations are subject to adjustment for changes in our corporate structure or shares, as described below.

        Any shares of common stock subject to an award under the 2011 Plan, or to an award under the 2009 Plan that was outstanding on the date the 2011 Plan originally became effective, that expires, is forfeited, is settled in cash or otherwise terminates without the issuance of all or a portion of the shares subject to the award (including as a result of the share settlement of a stock appreciation right) will, to the extent of such expiration, forfeiture, settlement or non-issuance, automatically again become available for issuance under the 2011 Plan. In addition, any previously issued shares that are tendered or any shares under an award that are withheld to pay all or a portion of the exercise price or to satisfy a tax withholding obligation in connection with any award will again be available for granting awards under the 2011 Plan.

        Awards granted under the 2011 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by our Company or any of its subsidiaries (referred to as "substitute awards") will not reduce the number of shares of common stock authorized for issuance under the 2011 Plan. Additionally, if a company acquired by our Company or any of its subsidiaries has shares available under a preexisting plan approved by its shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that preexisting plan may be used for awards under the 2011 Plan and will not reduce the shares authorized for issuance under the 2011 Plan, but only if the awards are made to individuals who were not employed by or providing services to our Company or any of its subsidiaries immediately prior to such acquisition.

Eligibility

        Our employees, non-employee directors and consultants are eligible to participate in the 2011 Plan. As of March 31, 2016, approximately 603 employees, all six of our non-employee directors and an indeterminate number of consultants were eligible to participate.

Types of Awards

        Awards under the 2011 Plan may consist of options (non-qualified and incentive stock options), stock appreciation rights or SARs, restricted stock, stock units, performance units, incentive awards and other stock-based awards as determined by the Compensation Committee. The terms and conditions of each award are set forth in an award agreement. Awards may be granted alone or in combination or tandem with, or in substitution for, other awards. The Compensation Committee will determine all terms and conditions of awards intended to comply with the performance-based exception from tax deductibility limitations of Code Section 162(m). However, full value awards that vest based solely on the satisfaction of service-based vesting conditions shall be subject to a vesting period of not less than three years from the applicable grant date, and full value awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. These minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control, (ii) a termination of service due to death or disability, (iii) a substitute award that does not reduce the vesting period of the award being replaced, (iv) annual awards made to non-employee directors, and (v) awards involving an aggregate number of shares not in excess of 5% of the 2011 Plan's share reserve.

        Options.    Options may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting and exercisability conditions, set by the Compensation Committee (and incentive stock options are subject to further statutory restrictions as set forth in Section 422 of the Code). The exercise price to be paid at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. "Fair market value" under the 2011 Plan as of any date means the closing sale price for a share of our common stock on the NASDAQ Stock Market on that date. The closing sale price of a share of our stock on the NASDAQ Global Market on April 8, 2016 was $8.87 per share.

        The exercise price of an option will be paid by a participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to the Company (or attestation as to ownership) of shares of common stock already owned by the participant or (iii) by a "net exercise" of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by the Company. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

        Stock Appreciation Rights.    An SAR granted under the 2011 Plan entitles the holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over a specified exercise price set by the Compensation Committee that shall not be less than 100% of the fair market value of a share on the grant date (unless the SAR is granted as a substitute award as described earlier). Payment of an SAR upon exercise may be made by the Company in cash, shares of our common stock, or a combination thereof as determined by the Compensation Committee. An SAR will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee.

        Restricted Stock Awards.    A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or division of the Company) satisfy specified performance criteria.

        Unless otherwise specified by the Compensation Committee, a participant who receives a restricted stock award is entitled to vote and receive any regular cash dividends on the unvested shares, except that regular cash dividends paid on restricted shares whose vesting is subject to performance conditions will be subject to the same restrictions as the underlying shares. Any dividends or distributions other than regular cash dividends paid with respect to unvested restricted shares will also be subject to the same restrictions as the underlying shares.

        Stock Unit Awards.    A stock unit award is a right to receive the fair market value of a share of our common stock, payable in cash, shares of common stock, or a combination of both, that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2011 Plan, as may be determined by the Compensation Committee.

        A participant who receives a stock unit award will not have any voting rights as a shareholder unless and until shares are issued in settlement of the units. Dividend equivalents may be paid on stock units in the Compensation Committee's discretion, but any dividend equivalents paid on stock units whose vesting is subject to performance conditions will be subject to the same restrictions as the underlying units.

        Performance Units.    A performance unit represents the right to receive a payment in cash, shares of common stock (which may be restricted), stock units or a combination thereof conditioned upon the achievement of performance goals specified by the Compensation Committee. The level of achievement of such performance goals determines the number and/or value of performance units that will vest and be paid to a participant. The Compensation Committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met.

        Incentive Awards.    An incentive award is a performance bonus that may be granted to any participant, the payment of which shall be subject to the level of achievement of applicable performance goals over a specified performance period. The Compensation Committee will determine the amounts and terms of all incentive awards. Incentive awards may be paid in cash or in the form of any other award authorized under the 2011 Plan, in the Compensation Committee's discretion.

        Other Stock-Based Awards.    The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in common stock under the 2011 Plan. The Compensation Committee has complete discretion in determining the terms and conditions of such awards.

Performance-Based Compensation

        The Compensation Committee may grant full value awards under the 2011 Plan to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be "performance-based compensation" within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Such awards that are denominated in shares or share equivalents made to any participant during a calendar year may not exceed 400,000 shares, and such awards denominated in cash that are granted to any participant during a calendar year may not involve a maximum amount payable in excess of $2,500,000 multiplied by the number of full or partial years in the applicable performance period. Under current Internal Revenue Service interpretations, "covered employees" of a company are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the Company at a year end. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Options and SARs granted under the 2011 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

        The objective performance goals set by the Compensation Committee for awards (other than options and SARs) designed to qualify as "performance-based compensation" for Section 162(m) purposes must be based on one or more of the following measures:

  •
  earnings before any one or more of interest, taxes, depreciation or amortization;

  •
  margins (including, but not limited to, one or more of gross, operating and net earnings margins);

  •
  net income or loss;

  •
  operating profit;

  •
  growth or rate of growth in cash flow;

  •
  cash flow provided by operations;

  •
  free cash flow;

  •
  gross revenues;

  •
  reductions in expense levels, operating and maintenance cost management and employee productivity;

  •
  shareholder returns and return measures (including return on assets, investments, invested capital, equity or gross sales);

  •
  growth or rate of growth in return measures;

  •
  share price (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

  •
  net economic value;

  •
  economic value added;

  •
  aggregate product unit and pricing targets;

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

  •
  achievement of business or operational goals such as market share and/or business development;

  •
  achievement of diversity objectives;

  •
  results of customer satisfaction surveys; and/or

  •
  debt ratings, debt leverage and debt service.

        The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon corporate, group, unit, division, subsidiary or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods or by relative comparison to the performance of other companies or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

        Approval of the amended and restated 2011 Plan at the Annual Meeting of Shareholders will be deemed to include re-approval of the material terms of awards intended to qualify as performance-based compensation under Section 162(m), including the business criteria on which performance goals are based and the maximum awards that may be made to any individual.

Change in Control

        If a change in control of our Company that involves a corporate transaction occurs, then the consequences will be as described in this paragraph unless the Compensation Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such corporate transaction, and if within one year after the corporate transaction a participant's employment or other service is involuntarily terminated without cause, then (i) each of the participant's outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) any other form of outstanding award granted to the participant will fully vest. If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then the Compensation Committee may provide that (i) any outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction and (ii) any other awards will fully vest immediately prior to the effective time of the corporate transaction. Alternatively, the Compensation Committee may elect to terminate awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

        If a change in control of our Company that does not involve a corporate transaction occurs, the Compensation Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i) providing for the cancellation of any award in exchange for payment in a manner similar to that described above or (ii) making such adjustments to the awards then outstanding as the Compensation Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Compensation Committee will not be required to treat all awards similarly in such circumstances, and may include such further provisions and limitations as it may deem equitable and in the best interests of the Company.

        For purposes of the 2011 Plan, the following terms have the meanings indicated:

  •
  Unless defined differently in an award agreement, a "change in control" of the Company generally occurs if (i) a person or group acquires 50% or more of our Company's outstanding voting power, (ii) certain changes occur in the composition of our Board of Directors, or (iii) a corporate transaction is consummated (unless our Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of our Company or the surviving entity immediately after the transaction).

  •
  Unless defined differently in an agreement between our Company and a participant, "cause" for termination means, (i) a material breach by the participant of any agreement with our Company or any subsidiary, (ii) an act of dishonesty resulting in personal enrichment at the expense of our company, (iii) persistent failure to satisfactorily perform duties, (iv) any failure to materially conform to our business conduct or ethics code or (v) material violation of any law, rule, regulation, court order or regulatory directive.

  •
  A "corporate transaction" means (i) a sale or disposition of all or substantially all of the assets of the Company or (ii) a merger, consolidation, share exchange or similar transaction involving the Company regardless of whether the Company is the surviving corporation.

Effect of Termination of Employment

        If a participant ceases to be employed by or provide other services for our Company and all subsidiaries, awards under the 2011 Plan then held by the participant will be treated as set forth below unless provided otherwise in the applicable award agreement:

  •
  Upon termination for cause, all unexercised options and SARs and all unvested portions of any other outstanding awards shall be immediately forfeited.

  •
  Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards shall be immediately forfeited.

  •
  Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of options and SARs may be exercised for three months after such termination.

  •
  Upon termination due to death or disability, the currently vested and exercisable portions of options and SARs may be exercised for one year after such termination.

Amendment and Termination

        Unless terminated earlier by the Board, the 2011 Plan will continue until the tenth anniversary of the date our shareholders approve the amendment and restatement of the 2011 Plan (unless such amendment and restatement is not approved by June 30, 2016, in which case the plan will terminate no later than the tenth anniversary of its original effective date). Once terminated, no awards may be issued under the 2011 Plan but awards already outstanding will continue in accordance with their terms. Our Board may at any time amend, suspend or terminate the 2011 Plan, but no amendment may be made without shareholder approval if such approval is required to satisfy any applicable law or stock exchange rules.

        Unless an amendment to the terms of an award agreement is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Transferability

        In general, no right or interest in any award under the 2011 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant's family member or pursuant to a qualified domestic relations order.

Share Adjustments

        If certain transactions with the Company's shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as "equity restructurings"), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2011 Plan, (ii) outstanding awards as to the class, number of shares and price per share and (iii) award limitations prescribed by the 2011 Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. In connection with other types of transactions that may also affect our common stock, such as reorganizations, mergers or consolidations, the Compensation Committee may make similar equitable adjustments in its discretion.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2011 Plan, based on current statutes, regulations and interpretations.

        Non-Qualified Stock Options.    If a participant is granted a non-qualified option under the 2011 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

        Incentive Stock Options.    If a participant is granted an incentive stock option under the 2011 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

        Other Awards.    The current federal income tax consequences of other awards authorized under the 2011 Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit and other awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

        Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as "performance-based compensation." The 2011 Plan is intended to meet the requirements of Section 162(m), but full value awards granted under the 2011 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

        Section 409A of the Code.    The foregoing discussion of tax consequences of awards under the 2011 Plan assumes that the award discussed is either not considered a "deferred compensation arrangement" subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed "deferred," would be required to pay an additional 20% income tax and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the Amended and Restated 2011 Plan

        Because the amendment and restatement of the 2011 Plan will not become effective until it is approved by our shareholders, the Compensation Committee has not yet approved any awards under, or subject to, the 2011 Plan as amended and restated. In addition, because all awards under the 2011 Plan are discretionary with the Compensation Committee, neither the number nor types of future 2011 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the 2011 Plan during 2015 to our named executive officers is provided under the caption "Grants of Plan-Based Awards in 2015" on page 40 of this proxy statement.

Equity Compensation Plan Information at Fiscal Year Ended December 31, 2015

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	454,700	$3.51	1,391,321

(1)
These equity compensation plans consist of our 1999, 2009 and 2011 Incentive Compensation Plans and our 2000 Director Stock Option Plan, each as amended.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE DATALINK CORPORATION 2011 INCENTIVE COMPENSATION PLAN.

 PROPOSAL FOUR
Ratification of Independent Registered Public Accounting Firm

        Our audit committee has designated RSM US LLP to be our independent registered public accounting firm for the year ending December 31, 2016. Our board of directors will offer a resolution at our meeting to ratify this designation. RSM US LLP, formerly known as McGladrey LLP, has served as our independent registered public accounting firm since December 2004. Our organizational documents do not require that our shareholders ratify the selection of RSM US LLP as our independent registered public accounting firm. We are doing so because our board of directors believes it is a matter of good corporate practice. If our shareholders do not ratify the selection, our audit committee will reconsider whether or not to retain RSM US LLP, but still may retain them. Even if the selection is ratified, our audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

        We anticipate that representatives of RSM US LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

 AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report

        The primary function of our audit committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of our consolidated financial statements. The consolidated financial statements of Datalink Corporation for the year ended December 31, 2015 were audited by RSM US LLP, independent auditor for the company.

        As part of its activities, the audit committee has:

          1.     Reviewed and discussed with management and the independent auditor the company's audited financial statements;

          2.     Discussed with the independent auditor the matters required to be communicated under Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

          3.     Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

        Management is responsible for the company's system of internal controls and financial reporting process. RSM US LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. Our committee's responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of RSM US LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the board of directors of Datalink Corporation the inclusion of the audited consolidated financial statements in Datalink Corporation's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Brent G. Blackey, Chair J. Patrick O'Halloran James L. Zucco, Jr.

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        During the period covering the fiscal years ended December 31, 2015 and 2014, RSM US LLP performed the following professional services:

Description of Fees	Fiscal Year 2015	Fiscal Year 2014
Audit Fees	$378,400	$356,000
Audit-Related Fees	4,000	45,000

Total Audit and Audit-Related Fees	382,400	401,000
Tax Fees	—	—

Total	$382,400	$401,000

Audit Fees

        RSM US LLP's fees for audit services include fees for the audit of our 2015 and 2014 annual financial statements and the 2015 and 2014 audit of our internal controls over financial reporting. Audit fees also include fees billed for professional services for the review of our financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees

        Audit-related fees primarily related to registration statement filings and acquisition-related fees and are not reported above under "Audit Fees."

Tax Fees

        RSM US LLP does not provide tax compliance, tax advice, tax planning or other tax related services to us.

Pre-Approval Policy

        The audit committee requires pre-approval of all audit and non-audit services by RSM US LLP, except for non-audit services that qualify for any de minimis exception under federal securities laws. The audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, so long as decisions of such subcommittee to grant pre-approvals are presented to the full committee at its next scheduled meeting.

        Our audit committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The audit committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independence.

 COMPENSATION DISCUSSION AND ANALYSIS

        The following compensation discussion and analysis describes our compensation objectives and policies and the compensation awarded to the following named executive officers during 2015:

  •
  Paul F. Lidsky—President and Chief Executive Officer;

  •
  Gregory T. Barnum—Vice President, Finance, Chief Financial Officer and Secretary;

  •
  Patricia A. Hamm—Executive Vice President, Human Resources;

  •
  M. Shawn O' Grady—Chief Operating Officer; and

  •
  Denise M. Westenfield—Vice President, Controller, Chief Accounting Officer and Assistant Secretary.

        The named executive officers were our only executive officers for the year ended December 31, 2015.

Executive Summary

        Datalink continues to focus on information technology (IT) services and solutions that help organizations transform technology, operations and service delivery to meet business challenges. The face of information technology is changing rapidly and we have evolved with this change to adapt a stronger services portfolio to IT and data center strategies that support our customer needs. Focused on midsize and large companies, we provide a full life cycle of services including consulting, strategy, design, deployment, management, and support. In December 2014, the compensation committee reviewed and approved our operating plan for 2015 and set performance goals and compensation opportunities for our named executive officers based upon such factors as the economic outlook at the beginning of 2015, the need to refocus our strategy with product and services solutions, as well as the compensation committee's underlying philosophy of paying for superior performance. Consistent with that philosophy, our 2015 executive officer compensation program included non-GAAP net revenue and operating income financial performance objectives that were considered challenging to achieve at the time they were established.

        The compensation committee intends that our executive officer compensation program be market competitive, fairly reflect our performance over time and align the interests of our executive officers with the interests of our shareholders. Consistent with these principles, the compensation committee targets base salaries, annual incentive compensation and long-term incentive compensation for our named executive officers at the market median. The amount actually paid upon the completion of the performance period may be higher or lower than the target based on actual performance over the specified performance period.

        Based upon the assessment of our overall performance, combined with a review of the economic environment, the change in management focus with a new strategy, competitive trends and our internal operating plans, the compensation committee made the following decisions regarding compensation for certain named executive officers in 2015:

  •
  our chief executive officer received a 9.3% increase in his annual base salary in 2015 to $530,000, to bring his base salary closer to the market median;

  •
  our named executive officers, other than our chief executive officer, received base salary increases for 2015 ranging from 1.9% to 9.7%, generally to maintain their base salary positions with respect to the market median;

  •
  we did not pay 2015 annual cash incentives to any of our named executive officers because both the non-GAAP net revenues and non-GAAP operating income were not met based on our annual bonus matrix. Non-GAAP net revenues were 95% of our target goal and our non-GAAP operating income was 56% of our target goal which resulted in a less than threshold total annual compensation target for all named executives; and

  •
  we issued both time-based restricted stock awards and performance stock unit awards in equal grant date fair value amounts to our named executive officers during 2015. The performance stock unit awards were forfeited because we did not achieve threshold level performance over the 2015 performance period.

Compensation Objectives and Philosophy

        The primary objective of our executive officer compensation program is to attract and retain exceptional leaders and motivate them to behave like owners. When setting executive officer compensation, we apply a consistent approach for all named executive officers and intend that the combination of compensation elements closely aligns each named executive officer's financial interest with those of our shareholders. The program is mainly designed to:

  •
  attract, motivate and retain a highly capable and performance-focused executive team;

  •
  promote a culture of employee owners whose financial interests are aligned with those of our shareholders;

  •
  pay for performance such that total compensation reflects the individual performance of our executives and our relative performance;

  •
  promote equity emphasis by tying executive officer compensation to the long-term enhancement of shareholder value; and

  •
  take into account the potential stock dilution, cash flow, tax and reported earnings implications of the amount and types of executive officer compensation provided, consistent with the other objectives of this program.

        Therefore, our executive officer compensation objectives and philosophy focus on rewarding performance and promoting share ownership. This means that shareholder returns, along with corporate, business unit, and individual performance, both short-term and long-term, determine the largest portion of executive pay. The compensation committee generally intends to target the total compensation paid to our named executive officers at the market median for comparable positions at companies within our peer group (as discussed in more detail below).

Elements of Compensation Paid

        Total direct compensation is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of equity. In addition, we provide retirement and welfare benefits and certain perquisites to our named executive officers. While we aim to pay total direct compensation at the market median of our peer group, we do not, however, have specific policies governing the allocation of the total direct compensation opportunity among its various components.

Base Salary

        On an annual basis, the compensation committee determines base salaries for our named executive officers. We use base salaries to provide competitive compensation to attract and retain talented executive officers. The compensation committee considers the following factors in setting annual base salaries to attract and retain talent:

  •
  the individual's experience and scope of responsibility;

  •
  the individual's level of performance;

  •
  any promotions or increases in responsibility; and

  •
  competitive salaries within the market, drawing on data from our peer group.

        Based on these factors, for 2015 the annual base salaries of our named executive officers were adjusted as summarized in the following table:

Executive	Title	2014 Base Pay	Annual % Increase	Dollar Increase	2015 Annual Pay
Paul F. Lidsky	CEO	$485,000	9.28%	$45,000	$530,000
Gregory T. Barnum,	CFO	$340,000	4.41%	$15,000	$355,000
Patricia A. Hamm	EVP, HR	$260,000	1.92%	$5,000	$265,000
M. Shawn O'Grady	COO	$360,000	9.72%	$35,000	$395,000
Denise M. Westenfield	VP Controller	$165,000	6.06%	$10,000	$175,000

        Mr. Lidsky's base salary increased in 2015 in order to bring his base salary closer to the market median. The base salary increases for Messrs. Barnum and O'Grady and Ms. Westenfield were intended to bring their base salaries in line with the market median. Ms. Hamm became our Executive Vice President, Human Resources on September 2, 2014.

Annual Cash Incentive

        We provide an annual cash incentive to our named executive officers because it provides incentives to achieve annual financial and operational goals and links pay to the achievement of such goals. With the exception of Ms. Westenfield, the annual cash incentive compensation element is provided for under each of our named executive officer's employment agreements. While not pursuant to an employment agreement, we provide an annual cash incentive compensation element to Ms. Westenfield based on the same requirements applicable to our other named executive officers. Annually, the compensation committee determines the performance measurements that will be considered in order for our named executive officers to receive an annual cash incentive bonus. For fiscal 2015, 100% of the performance measures were based on two financial goals, non-GAAP revenue and non-GAAP operating income as we believe these two metrics drive both profitability and growth for the company.

  2015 Annual Target Bonus Opportunity for Executive Officers

        Target level bonus payouts for 2015 were set as a percentage of each named executive officer's base salary, as summarized in the following table:

Executive	Title	Annual Bonus Incentive Target as % of Base Salary
Paul F. Lidsky	CEO	100%
Gregory T. Barnum	CFO	55%
Patricia A. Hamm	EVP, Human Resources	50%
M. Shawn O'Grady	COO	60%
Denise M. Westenfield	VP Controller	40%

        Individual payouts under the 2015 annual cash incentive program could range between 80% and 150% of an individual's target payout amount if we achieved between 80% and 150% performance against each of the two specified financial objectives for 2015. The actual payout percentage would be determined in accordance with the matrix approved by our Compensation Committee at the end of 2014 and reproduced below. The actual payout percentage would be the percentage in the matrix where the revenue and operating income attainment percentages intersected. If we achieved less than 80% performance against either of the financial performance objectives, then our named executive officers would not earn a bonus. If we achieved greater than 150% performance against either of the performance objectives, there would be no further increase in the bonus payout amount. Therefore, actual payouts of the annual cash incentive bonus could be more or less than the targeted potential payout due to the degree to which the various performance objectives are achieved. The approved bonus matrix is as follows:

        For 2015, the target annual cash incentive bonus payout for our executive officers would be earned for achievement of $804.5 million of non-GAAP revenue and $40.8 million of non-GAAP operating income. Non-GAAP revenue and operating income exclude from net sales and earnings from operations as reported in our consolidated statements of operations the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, and severance costs. For 2015, we achieved $764.8 million of non-GAAP net revenue and $22.8 million of non-GAAP operating income. Therefore, our non-GAAP net revenue for 2015 was 95% of the target and our non-GAAP operating income was 56% of the target. Based upon the bonus matrix above approved by the compensation committee at the end of 2014, none of our named executive officers received an annual cash incentive bonus payout for 2015.

        In 2016, the performance criteria will again consist of targets of non-GAAP net revenues and operating income as we believe this continues to drive growth and profitability for our shareholders. The target annual cash incentive bonus amount for each of our named executive officers expressed as a percentage of his or her base salary is unchanged from 2015. The actual payout of the 2016 cash incentive bonus will continue to be more or less than target if 100% of the bonus target is not achieved or is exceeded.

Equity Incentive Compensation

        We believe that enabling our named executive officers to develop and maintain significant long-term ownership in our company through grants made under our equity compensation plan aligns the interests of our named executive officers with our shareholders' interests by creating a close link between executive pay and shareholder return. In support of our emphasis on significant ownership by our named executive officers, the compensation committee offers long-term incentive opportunities that encourage ownership, and from 2010 through 2015 exclusively granted "full value" equity awards in the form of restricted stock, restricted stock units or performance stock units to our named executive officers. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the compensation committee reviews and considers equity award grant practices by the peer group and the number of outstanding and previously granted equity awards. There are no specific performance factors that the compensation committee assesses when making long-term equity incentive awards. However, in certain instances, the vesting of such awards is dependent upon the achievement of an objective based on our operating income, in addition to the requirement that the Named Executive Officer be employed by us on the vesting dates.

        We do not have a policy with regard to the timing of the grants of our equity compensation awards and the grants are not made on a fixed schedule. Instead, our compensation committee has typically chosen to make equity awards in connection with an individual's initial employment with us, upon promotions or other changes in responsibilities, in recognition of significant achievements and generally when it believes that the number of unvested equity awards held by a key employee is insufficient to constitute an effective retention tool. Generally, our compensation committee reviews and makes annual award recommendations for our executive officers in the first quarter of each fiscal year based on overall performance, competitive market data, retention considerations and our compensation philosophy.

  2015 Annual Award Grants

        On March 4, 2015, our named executive officers received grants of restricted stock and performance stock units as summarized in the following table:

Executive	Title	Number of Restricted Shares	Target Number of Performance Stock Units
Paul F. Lidsky	CEO	32,665	32,666
Gregory T. Barnum	CFO	14,155	14,155
Patricia A. Hamm	EVP, Human Resources	11,541	11,542
M. Shawn O'Grady	COO	17,421	17,422
Denise M. Westenfield	VP Controller	7,621	7,622

        The grant date fair value of the awards was evenly divided between shares of restricted stock and performance stock units ("PSUs"), and the grant date fair value amount for each named executive officer reflected the considerations described above. The restricted stock awards were scheduled to vest as to 50% of the shares on the second anniversary of the grant date, and as to 25% of the shares on each of the third and fourth anniversaries of the grant date, assuming continued employment of the recipient by us. The performance period applicable to the PSU awards was our 2015 fiscal year, and the target performance goal was the same $40.8 million non-GAAP operating income goal utilized under the annual cash incentive program. If non-GAAP operating income was less than 80% of this target amount, no PSUs would be earned, and if they were between 80% and 150% of this target amount, a corresponding percentage of the target number of PSUs would earned, with a maximum payout of 150% of target. To the extent PSUs would be earned over the performance period, one-third would vest in early 2016 when the Compensation Committee certified the company's financial performance against the applicable goal for 2015, and one-third would vest on the dates in 2017 and 2018 when the company announced its financial results for the preceding fiscal year.

        As noted earlier, the company's non-GAAP operating income for 2015 was less than 80% of the specified target amount. As a result, none of the PSUs were earned and all were forfeited.

  2016 Annual Award Grants

        On February 26, 2016, our named executive officers received grants of restricted stock units and stock options as summarized in the following table:

Executive	Title	Number of Option Shares	Number of Restricted Stock Units
Paul F. Lidsky	CEO	164,460	33,215
Gregory T. Barnum	CFO	88,144	17,800
Patricia A. Hamm	EVP, Human Resources	52,035	10,510
M. Shawn O'Grady	COO	71,151	14,370
Denise M. Westenfield	VP Controller	38,230	7,720

        The grant date fair value of the awards was allocated 70% to stock options in order to support long term performance aligned to drive shareholder value and 30% to restricted stock units to support a retention strategy for each executive. The decision to award options was based on the desire to align performance to long-term shareholder value. Both the restricted stock unit awards and the stock option awards vest based solely on the recipient's continued service. The grants vest as follows: 50% of the shares or units upon the second grant anniversary date, 25% of the shares or units upon the third grant anniversary date, and 25% of the shares or units upon the fourth grant anniversary date, provided that the individual remains employed by us through such dates. Because these awards were granted in 2016, they are not reflected in the Summary Compensation Table or the other tables in the "Executive Compensation" section in this proxy statement.

        In addition to the foregoing awards, on February 26, 2016, Mr. Lidsky, Mr. Barnum, Ms. Hamm, Mr. O'Grady and Ms. Westenfield were also granted performance stock unit awards of 67,145, 26,430, 17,855, 32,145 and 11,430 units, respectively (collectively, the "February 2016 Awards"). The February 2016 Awards vest based on the closing price of our common stock at three different pre-determined prices. One-third of these units will vest on the third anniversary date of the grant provided that (i) the closing price of our common stock equals or exceeds $9.00 per share for 20 consecutive trading days before that date and (ii) the individual remains employed by us through such date. One-third of these units will vest on the fourth anniversary date of the grant provided that (i) the closing price of our common stock equals or exceeds $11.00 per share for 20 consecutive trading days before that date and (ii) the individual remains employed by us through such date. And one-third of these units will vest on the fifth anniversary date of the grant provided that (i) the closing price of our common stock equals or exceeds $13.00 per share for 20 consecutive trading days before that date and (ii) the individual remains employed by us through such date. Our compensation committee approved the February 2016 Awards in order to drive long-term performance during a challenging market environment in 2015. Because these awards were granted in 2016, they are not reflected in the Summary Compensation Table or the other tables in the "Executive Compensation" section in this proxy statement.

Retirement and Welfare Benefits

        We provide a full range of benefits to our named executive officers, including the standard medical, dental and disability benefits available to our employees generally. We also sponsor a qualified 401(k) Plan in which our named executive officers may participate on the same basis as our employees generally, and which allows participants to make plan contributions on a pre-tax basis and to which we make company-matching contributions of 50% of each employee's contributions, up to 6% of salary and subject to limitations of the Internal Revenue Code.

        We do not maintain a defined benefit pension plan, a defined benefit supplemental pension plan, or a deferred compensation plan for our named executive officers.

Perquisites

        We provide a limited number of perquisites to our named executive officers, generally in an effort to remain competitive with similarly situated companies. Primarily, these perquisites consist of:

  •
  travel expenses for a company sponsored trip for employees and their spouses, that met certain sales goals for the year (the President's Club);

  •
  a car allowance (which was discontinued in 2015); and

  •
  gross-ups for income tax purposes for travel expenses related to the President's Club.

Role of Compensation Committee and Executive Officer Compensation Consultant

        The compensation committee oversees the administration of the executive officer compensation program and determines the compensation of our named executive officers. The compensation committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable NASDAQ rules. The compensation committee engages Willis Towers Watson as its consultant to assist the compensation committee in discharging its responsibilities. The compensation committee provides the material elements of the instructions to the consultant with respect to the performance of the consultant's duties under the engagement. Pursuant to these instructions, the consultant is expected to develop recommendations for the compensation committee related to all aspects of executive officer compensation programs. In fulfilling this role, and as discussed in more detail below, the consultant assesses compensation programs within the peer group as well as reviews certain independent surveys on executive officer compensation. In addition, the consultant works with management to obtain information necessary to develop its recommendations regarding the compensation that should be paid to our named executive officers. Once the consultant has developed such recommendations, management presents them to the compensation committee for its consideration.

Process for Determining Executive Officer Compensation

        Typically, the compensation committee reviews and adjusts total direct compensation levels annually between December and the following February of each year. This practice was utilized when establishing the elements of 2015 executive total direct compensation. The compensation committee generally intends to target total direct compensation for our named executive officers at the market median for comparable positions at companies within our peer group.

        Our chief executive officer's target total direct compensation is set by the compensation committee based on the compensation committee's review of the competitive information prepared by the consultant, assessment of the chief executive officer's individual performance in conjunction with our financial and operating performance, and each member's good faith business judgment.

        A recommendation for the target total direct compensation of our other named executive officers is made by the chief executive officer after reviewing such executive's and our performance in conjunction with such executive's responsibilities when compared to the competitive information prepared by the consultant. The compensation package for each of the other named executive officers is established by the compensation committee, taking into consideration the recommendation of the chief executive officer and the named executive officer's individual job responsibilities, experience and overall performance.

        To facilitate this process, the consultant summarizes the total direct compensation for each named executive officer and this information is used by the compensation committee when setting target total direct compensation for the chief executive officer and other named executive officers. The summary outlines each named executive officer's annual target and actual pay as well as total accumulated pay under various individual and corporate performance scenarios, both recent and projected. The compensation committee meets with the chief executive officer and other members of senior management, as appropriate, to discuss the application of competitive benchmarking. The chief executive officer's role is to contribute input and analysis to the compensation committee's discussions. The chief executive officer does not participate in the final determination of the amount or form of executive officer compensation, but he does participate in the final recommendation (within ranges set by the compensation committee) of the amount and form of compensation to be paid to all other members of executive management and key managers, excluding himself.

Shareholder Vote

        At our last annual meeting of shareholders, we asked our shareholders to approve, by advisory vote, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in our proxy statement for that meeting. The proposal was approved by our shareholders with a FOR vote of over 97% of votes cast. In light of the overwhelming approval by our shareholders of our named executive officers' compensation, the compensation committee did not make changes in our compensation policies and practices in response to the shareholder vote. The compensation committee continues to evaluate and adjust our compensation practices as it deems appropriate to advance the best interests of our company and its shareholders.

Market Benchmarking

        We begin the annual process of determining executive officer compensation by reviewing each of our current executive officers' target total direct compensation in relation to compensation provided by comparably sized companies based on operating revenues and margins as identified by independent compensation surveys conducted by the consultant. We consider companies that generally range from one-half to two times our revenue size to be comparable to us for purposes of the surveys. We also take into account, as an additional reference point, competitive compensation data from a selected group of peer companies, specifically Computer Storage & Peripherals, IT Consulting, and Technology Distribution companies.

        The companies comprising our peer group included the following:

Acxiom Corporation	Electronics for Imaging, Inc.	Imation Corp.
Black Box Corporation	ePlus Inc.	NCI, Inc.
Ciber, Inc.	F5 Networks Inc.	PFSweb Inc.
Computer Task Group Inc.	The Hackett Group, Inc.	Quantum Corporation
Digi International Inc.	Hutchinson Technology Inc.	Sapient Corporation
Dot Hill Systems Corporation	Igate Corporation	Tangoe Inc.

        For 2015, we used the data from our 2014 survey with appropriate market adjustments as necessary. The components of the surveys included base salary and target bonus for annual incentive plans similar to our annual incentive plan. The information that we received from the consultant as to the peer group data for positions similar to the positions held by our current named executive officers is summarized in the table below. As demonstrated in the table below, the compensation committee adjusted base salaries based on peer group information, competitiveness of our overall base salaries, and observed market trends and used its best judgment when setting their compensation. Overall, according to a study we received from the consultant, in 2015 we paid our named executives officers on an overall competitive basis to our peer group median comparisons based on revenue growth, profitability and shareholder return.

Named Executive Officer	Base Salary of Peer Group at 50th Percentile	Actual Base Salary for Fiscal Year 2015	Base Salary and Target Bonus of Peer Group at 50th Percentile	Actual Base Salary and Bonus for Fiscal Year 2015
Paul F. Lidsky President and Chief Executive Officer	$630,000	$530,000	$1,260,000	$530,000
Gregory T. Barnum Vice President, Finance, Chief Financial Officer and Secretary	$350,000	$355,000	$545,000	$355,000
Patricia A. Hamm Executive Vice President, Human Resources	$250,000	$265,000	$350,000	$265,000
M. Shawn O'Grady Chief Operating Officer	$440,000	$395,000	$725,000	$395,000
Denise M. Westenfield Vice President, Controller, Chief Accounting Officer and Assistant Secretary	$225,000	$175,000	$300,000	$175,000

Conflict of Interest Analysis

        Our compensation committee has considered the relationships that the consultant has with our company, the members of the committee and our executive officers, as well as the policies that the consultant has in place to maintain its independence and objectivity, and has determined that the work performed by the consultant has raised no conflicts of interest.

Risk Assessment

        The compensation committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirms that our compensation arrangements are low in risk and do not foster undue risk-taking, because they focus on performance of company-wide annual goals that are aligned with the long-term interests of our shareholders and have strong governance and control mechanisms. The compensation committee's approach to long-term incentives is and will be predominantly risk-based equity and thus tied to shareholder returns.

Employment Agreements and Severance and Change in Control Benefits

        We have typically entered into employment agreements, which provide for certain severance and change in control benefits, with our executive officers. These agreements are discussed below under "Executive Compensation—Payments Upon Termination or Change in Control Provisions."

        Our 2009 Incentive Compensation Plan (the "2009 Plan") and 2011 Incentive Compensation Plan (the "2011 Plan") also provide for accelerated vesting and exercisability of awards in certain circumstances involving a change in control. These provisions are discussed in more detail below under "Executive Compensation—Payments Upon Termination or Change in Control Provisions."

Accounting and Tax Impacts of Executive Officer Compensation

        Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 per year to certain covered officers unless the compensation in excess of $1,000,000 dollars qualifies as "performance-based" for purposes of Section 162(m).

        Our compensation committee considers our ability to fully deduct compensation in accordance with the $1,000,000 limitation of Section 162(m) in structuring our compensation programs. However, the compensation committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of us and our shareholders. None of our named executive officers have ever been compensated in a manner that would be non-deductible under Section 162(m).

 COMPENSATION COMMITTEE REPORT

        The compensation committee of the board of directors of Datalink Corporation has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and included in this proxy statement and incorporated by reference in Datalink's Annual Report on Form 10-K filed with the SEC on March 14, 2016. Based on this review and these discussions with management, the compensation committee recommended to the board of directors that this Compensation Discussion and Analysis be included in Datalink's 2016 Proxy Statement and incorporated by reference in Datalink's Annual Report on Form 10-K.

Submitted by the Compensation Committee:

James E. Ousley, Chair
Brent G. Blackey
J. Patrick O'Halloran
Mercedes A. Walton

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents compensation during the three most recent fiscal years of our named executive officers, who are our only executive officers and were serving as executive officers at the end of 2015.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation(5)	Total ($)
Paul F. Lidsky	2015	$530,000	$773,519	$—	$10,784	$1,314,303
President and Chief	2014	$485,000	$—	$412,250	$17,726	$914,976
Executive Officer	2013	$467,500	$975,012	$413,270	$13,781	$1,869,563
Gregory T. Barnum	2015	$355,000	$335,190	$—	$8,350	$698,540
Vice President, Finance,	2014	$340,000	$—	$158,950	$13,350	$512,300
Chief Financial Officer and	2013	$330,000	$434,985	$200,558	$13,350	$978,893
Secretary
Patricia A. Hamm(4)	2015	$265,000	$273,303	$—	$14,209	$552,512
Executive Vice President,	2014	$86,667	$—	$36,526	$2,500	$125,693
Human Resources
M. Shawn O'Grady	2015	$395,000	$412,541	$—	$15,181	$822,722
Chief Operating Officer	2014	$360,000	$—	$183,600	$22,911	$566,511
	2013	$330,000	$487,490	$218,790	$18,563	$1,054,842
Denise M. Westenfield(3)	2015	$175,000	$180,477	$—	$6,171	$365,648
Vice President, Controller,	2014	$165,000	$105,030	$56,100	$4,992	$331,122
Chief Accounting Officer	2013	$155,766	$—	$66,745	$5,642	$228,153
and Assistant Secretary

(1)
Values expressed represent the aggregate grant date fair value of stock awards made during 2015, 2014, and 2013, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718 as discussed under Note 1 ("Summary of Significant Accounting Policies—Stock Compensation Plans") and Note 9 ("Shareholders' Equity—Performance-based Restricted Stock Grants under our 2011 Plan, 2009 Plan and Director Plan") to our financial statements for the fiscal years ended December 31, 2015, 2014, and 2013, disregarding the estimate of forfeitures related to service-based vesting. In accordance with FASB ASC Topic 718, we determine the fair value of restricted stock awards based on our stock price at the date of grant and recognize the expense for financial reporting purposes ratably over the vesting period.

With respect to each of Messrs. Lidsky, Barnum and O'Grady, the 2013 dollar value in this column represents the aggregate grant date fair value for 52,846, 23,576 and 26,422 shares, respectively, of restricted stock that were granted on December 23, 2013. With respect to each of Messrs. Lidsky, Barnum and O'Grady, 23,487, 10,478 and 11,743 shares, respectively, were subject to performance-based and time-based vesting conditions, and 29,359, 13,098 and 14,679 shares, respectively, were subject only to time-based vesting conditions.

With respect to each of Messrs. Lidsky, Barnum and O'Grady and Ms. Hamm and Westenfield, the 2015 dollar value in this column represents the aggregate grant date fair value of 32,665, 14,155, 17,421, 11,541 and 7,621 restricted shares, respectively, that were granted on March 4, 2015 and are subject only to time-based vesting conditions, and 32,666, 14,155, 17,422, 11,542 and 7,622 performance stock units ("PSUs"), respectively, that were also granted on March 4, 2015 and are subject to performance-based and time-based vesting conditions. The grant date fair values of the 2015 PSU awards reflected in this table assume that target performance would be achieved. The following table shows what the grant date fair value of these PSU awards would have been if maximum performance had been assumed:

	Grant Date Fair Value of 2015 PSU Awards
Name	Assumed Target Performance	Assumed Maximum Performance
Paul F. Lidsky	$386,765	$580,148
Gregory T. Barnum	$167,595	$251,387
Patricia A. Hamm	$136,657	$204,986
M. Shawn O'Grady	$206,276	$309,415
Denise M. Westenfield	$90,244	$135,367

  The vesting provisions of these awards are described more fully above under "Compensation Discussion and Analysis—Elements of Compensation Paid—Equity Incentive Compensation."

(2)
Represents amounts of annual incentive compensation earned for 2015, 2014, and 2013, which were paid in February 2016, 2015, and 2014, respectively. As discussed in more detail above under "Elements of Compensation Paid—Annual Cash Incentive," our Named Executive Officers may earn annual cash incentive compensation based on the achievement of a combination of financial and operating objectives.

(3)
Ms. Westenfield became our Vice President, Chief Accounting Officer and Assistant Secretary in February 2013.

(4)
Ms. Hamm became our Executive Vice President, Human Resources on September 2, 2014. The 2014 salary reflected in this table represents her salary from that date.

(5)
Amounts shown in this column include Company contributions to our 401(k) retirement plan, travel expenses for the annual President's Club meeting, tax gross-up payments in connection with travel expenses for the President's Club meeting for the Named Executive Officer and his/her spouse and a car allowance. The amounts shown in this column for 2015 are summarized as follows:

Name	Contributions to 401(k) Plan	Tax Gross-Ups(1)	Car Allowance	President's Club(1)	Other(2)	Total
Paul F. Lidsky	$—	$2,461	$1,000	$7,323	$—	$10,784
Gregory T. Barnum	$7,350	$—	$1,000	$—	$—	$8,350
Patricia A. Hamm	$6,294	$1,739	$1,000	$5,176	$—	$14,209
M. Shawn O'Grady	$7,350	$1,655	$1,000	$5,176	$—	$15,181
Denise M. Westenfield	$5,171	$—	$—	$—	$1,000	$6,171

(1)
Represents the cost and tax gross up for a company-sponsored awards trip to reward certain employees and their spouses who meet predetermined goals for the year.

(2)
Represents anniversary award received by Ms. Westenfield.

Grants of Plan-Based Awards in 2015

        The following table sets forth certain information with respect to our annual cash incentive bonus paid and restricted stock awards granted under our 2011 Plan during the year ended December 31, 2015 to our named executive officers. See "Compensation Discussion and Analysis" above for a description of the material factors necessary to understand the information in the table below:

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul F. Lidsky	N/A	$424,000	$530,000	$795,000	—	—	—	—	—
	3/4/15	—	—	—	26,133	32,666	48,999		$386,765
	3/4/15							32,665	$386,754
Gregory T. Barnum	N/A	$156,200	$195,250	$292,875	—	—	—	—	—
	3/4/15	—	—	—	11,324	14,155	21,232		$167,595
	3/4/15							14,155	$167,595
Patricia A. Hamm	N/A	$106,000	$132,500	$198,750	—	—	—	—	—
	3/4/15	—	—	—	9,233	11,542	17,313		$136,657
	3/4/15							11,541	$136,645
M. Shawn O'Grady	N/A	$190,080	$237,600	$356,400	—	—	—	—	—
	3/4/15	—	—	—	13,937	17,422	26,133		$206,276
	3/4/15							17,421	$206,265
Denise M. Westenfield	N/A	$56,000	$70,000	$105,000	—	—	—	—	—
	3/4/15	—	—	—	6,097	7,622	11,433		$90,244
	3/4/15							7,621	$90,233

(1)
These columns show the range of possible payouts based on our 2015 performance under our annual cash incentive plan, as described in the section titled "Elements of Compensation Paid—Annual Cash Incentive" in the Compensation Discussion and Analysis. Based on our 2015 performance, no annual cash incentive payments were made to our named executive officers for the 2015 performance period as shown in the column "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table.

(2)
These columns reflect the performance stock unit award granted to each named executive officer that is subject to both performance-based and time-based vesting conditions and was granted to each named executive officer in accordance with our 2011 Plan and pursuant to our 2015 long-term equity incentive program, as described above in "Elements of Compensation Paid—Equity Incentive Compensation" in the Compensation Discussion and Analysis.

(3)
This column reflects the restricted stock award granted to each named executive officer that is subject to only time-based vesting conditions and was granted to each named executive officer in accordance with our 2011 Plan and pursuant to our 2015 long-term equity incentive program, as described above in "Elements of Compensation Paid—Equity Incentive Compensation" in the Compensation Discussion and Analysis.

(4)
The amounts represent the respective grant date fair values of the performance stock unit award and the restricted stock award granted to each named executive officer as described in notes (2) and (3) above, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 ("Shareholders' Equity—Performance-based Restricted Stock Grants under our 2011 Plan, 2009 Plan, and Director Plan") to our financial statements for the fiscal year ended December 31, 2015. The grant date fair values of the performance stock unit awards assumed that target performance would be achieved.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The following table sets forth certain information concerning equity awards outstanding to the named executive officers at December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(11)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Paul F. Lidsky	450,000	(2)	—	3.50	7/20/2019	9,375	(3)	$63,750	—	—
						9,787	(4)	$66,552
						15,658	(5)	$106,474
						32,665	(6)	$222,122	—	—
Gregory T. Barnum	—		—	—	—	4,044	(3)	$27,499	—	—
						4,366	(4)	$29,689
						6,985	(5)	$47,498
						14,155	(6)	$96,254	—	—
Patricia A. Hamm	—		—	—	—	20,900	(7)	$142,120	—	—
						11,541	(6)	$78,479	—	—
M. Shawn O'Grady	—		—	—	—	4,588	(3)	$31,198	—	—
						4,893	(4)	$33,272
						7,829	(5)	$53,237
						17,421	(6)	$118,463	—	—
Denise M. Westenfield	—		—	—	—	5,000	(8)	$34,000	—	—
						3,333	(9)	$22,664
						7,621	(6)	$51,823	—	—
						2,667	(10)	$18,136

(1)
Market value of unvested restricted stock is based on a share price of $6.80, which was the closing price for a share of our common stock as reported by the NASDAQ Global Market on December 31, 2015.

(2)
Stock option award granted on July 20, 2009 is fully vested.

(3)
Restricted stock awards of 75,000 shares, 32,352 shares, and 36,705 shares for Messrs. Lidsky, Barnum, and O'Grady, respectively, were granted on December 4, 2012. 50% of the total shares granted were earned since we achieved our 2013 GAAP operating income goal. These shares vested on December 31, 2014. An additional 25% vested on the second anniversary of the grant date and 12.5% on the third anniversary of the grant date. The remaining 12.5% of the grant shown here will vest on the fourth anniversary of the grant date, provided that the executive remains employed by us through such date.

(4)
Represents the remaining one-third of the shares subject to a restricted stock award granted on December 23, 2013. These shares will vest on the third anniversary of the grant date, provided that the individual remains employed by us through such date.

(5)
Represents the remaining two-thirds of the shares earned pursuant to a performance restricted stock award granted on December 23, 2013. One-half of these shares vested on February 25, 2016, and the other half will vest one year later, provided that the individual remains employed by us through such dates.

(6)
This restricted stock award was granted on March 4, 2015 and will vest as to 50% of the shares on the second anniversary of the grant date, and will vest as to 25% of the shares on the third and fourth anniversaries of the grant date, provided that the individual remains employed by us through such dates.

(7)
This restricted stock award was granted on September 2, 2014 and will vest as to 50% of the shares on the second anniversary of the grant date, and will vest as to 25% of the shares on the third and fourth anniversaries of the grant date, provided that Ms. Hamm remains employed by us through such dates.

(8)
Represents the remaining 25% of the shares subject to a restricted stock award granted on December 4, 2012. These shares will vest on the fourth anniversary of the grant date, provided that Ms. Westenfield remains employed by us through such date.

(9)
Represents the remaining two-thirds of the shares subject to a restricted stock award granted on August 15, 2014. One-half of these shares will vest on each of the second and third anniversaries of the grant date, provided that the individual remains employed by us through such dates.

(10)
Represents the remaining two-thirds of the shares earned pursuant to a performance restricted stock award granted on August 15, 2014. One-half of these shares vested on February 25, 2016, and the other half will vest one year later, provided that the individual remains employed by us through such dates.

(11)
The performance goal applicable to the performance stock unit awards granted to the named executive officers on March 4, 2015 was not achieved during the performance period that ended on December 31, 2015, and awards were forfeited as a result.

Option Exercises and Stock Vested for 2015

        The following table sets forth for our named executive officers certain information with respect to restricted stock awards that vested and stock options that were exercised during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Paul F. Lidsky	—	$—	80,415	$907,084
Gregory T. Barnum	—	$—	35,779	$403,295
Patricia A. Hamm	—	$—	—	$—
M. Shawn O'Grady	—	$—	42,022	$474,177
Denise M. Westenfield	—	$—	8,000	$63,921

(1)
Amount shown in this column is based on the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price.

(2)
Amounts in this column are based on the $6.80 fair market value of a share of our common stock on December 31, 2015.

Payments Upon Termination or Change in Control Provisions

Employment Agreements

        Paul F. Lidsky.    On July 20, 2009, we entered into an employment agreement with Paul F. Lidsky, our President and Chief Executive Officer (the "Lidsky Employment Agreement"). The Lidsky Employment Agreement was amended on January 17, 2011, had an initial two-year term, and is automatically renewed for additional two-year terms thereafter (or the first day of the month next following Mr. Lidsky's 65th birthday if that occurs sooner), unless we give 90 days' notice of our election not to renew. Pursuant to the Lidsky Employment Agreement, he is entitled to receive an annual cash bonus based on the achievement of the financial and operating objectives as described above under "Elements of Compensation Paid—Annual Cash Incentive," and certain severance payments and benefits as described below under "Severance Payments and Change in Control Provisions."

        In connection with the Lidsky Employment Agreement, we granted Mr. Lidsky an option to purchase 450,000 shares of our common stock at $3.50 per share, the closing price of our common stock on the NASDAQ Global Market on the date of the Lidsky Employment Agreement (the "Lidsky Stock Option"). The Lidsky Stock Option is fully vested.

        Gregory T. Barnum.    On March 14, 2006, we entered into an employment agreement with Gregory T. Barnum, our Vice President of Finance and Chief Financial Officer (the "Barnum Employment Agreement"). Mr. Barnum's initial two-year employment term automatically renews for additional two-year terms, subject to earlier termination under certain circumstances, including if we give 90 days' notice of our election not to renew. Pursuant to the Barnum Employment Agreement, he is entitled to receive an annual cash bonus based on the achievement of the financial and operating objectives as described above under "Elements of Compensation Paid—Annual Cash Incentive," and certain severance payments and benefits as described below under "Severance Payments and Change in Control Provisions."

        In connection with the Barnum Employment Agreement, we granted Mr. Barnum 60,000 shares of restricted stock (the "Barnum Restricted Stock"). The Barnum Restricted Stock has fully vested.

        Patricia A. Hamm.    On September 2, 2014, we entered into an employment agreement with Patricia A. Hamm, our Executive Vice President, Human Resources (the "Hamm Employment Agreement"). The Hamm Employment Agreement has an initial two-year term, and is automatically renewed for additional two-year terms thereafter (or until the first day of the month following Ms. Hamm's 65th birthday if that occurs sooner), subject to earlier termination under certain circumstances, including if we give 90 days' notice of our election not to renew. Pursuant to the Hamm Employment Agreement, she is entitled to receive an annual cash bonus based on the achievement of the financial and operating objectives as described above under "Elements of Compensation Paid—Annual Cash Incentive," and certain severance payments and benefits as described below under "Severance Payments and Change in Control Provisions."

        In connection with the Hamm Employment Agreement, we granted Ms. Hamm 20,900 shares of restricted stock (the "Hamm Restricted Stock"). 50% of the Hamm Restricted Stock will vest on the second anniversary of the grant date, 25% of the Hamm Restricted Stock will vest on the third anniversary of the grant date, and 25% of the Hamm Restricted Stock will vest on the fourth anniversary of the grant date, provided that Ms. Hamm remains employed by us through such dates.

        M. Shawn O'Grady.    On December 17, 2009, we entered into an employment agreement with M. Shawn O'Grady, our Chief Operating Officer (the "O'Grady Employment Agreement"). The O'Grady Employment Agreement had an initial two-year term, and is automatically renewed for additional two-year terms thereafter (or until the first day of the month following Mr. O'Grady's 65th birthday if that occurs sooner), unless we give 90 days' notice of our election not to renew. Pursuant to the O'Grady Employment Agreement, he is entitled to receive an annual cash bonus based on the achievement of the financial and operating objectives as described above under "Elements of Compensation Paid—Annual Cash Incentive," and certain severance payments and benefits as described below under "Severance Payments and Change in Control Provisions."

        In connection with the O'Grady Employment Agreement, we granted Mr. O'Grady 75,000 shares of restricted stock (the "O'Grady Restricted Stock"). The O'Grady Restricted Stock is fully vested.

        Denise M. Westenfield.    We have not entered into any arrangements with Ms. Westenfield that call for payments upon termination or change in control.

Severance Payments and Change of Control Provisions

        Under the Lidsky Employment Agreement, Mr. Lidsky is entitled to a severance payment if (i) he is terminated by us without Cause (see "Definition of Cause, Good Reason and Change of Control" below), (ii) he resigns for Good Reason (see "Definition of Cause, Good Reason and Change of Control" below), (iii) we terminate his employment in anticipation of, in connection with, at the time of or within 90 days after a Change of Control (see "Definition of Cause, Good Reason and Change of Control" below) or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within 90 days after a Change of Control. Under any of these conditions Mr. Lidsky would receive, provided that he complies with certain confidentiality, non-competition and non-solicitation covenants, (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a single lump sum equal to 1 1/2 times his annual base salary, and (iv) 18 months of premiums for COBRA health insurance continuation coverage subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans.

        Under the Barnum Employment Agreement, Mr. Barnum is entitled to a severance payment if (i) he is terminated by us without Cause, (ii) he resigns for Good Reason, (iii) we terminate his employment in anticipation of, in connection with, at the time of or within one year after a Change of Control or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within one year after a Change of Control. If any of these events occur, and provided that he complies with certain confidentiality, non-competition and non-solicitation covenants, we are to pay Mr. Barnum (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a lump sum payment equal to his annual base salary, and (iv) 12 months of premiums for COBRA health insurance continuation coverage, subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans.

        Under the Hamm Employment Agreement, Ms. Hamm is entitled to a severance payment if (i) she is terminated by us without Cause, (ii) she resigns for Good Reason, (iii) we terminate her employment in anticipation of, in connection with, at the time of or within 90 days after a Change of Control or (iv) she resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within 90 days after a Change of Control. Under any of these conditions Ms. Hamm would receive, provided that she complies with certain confidentiality, non-competition and non-solicitation covenants, (i) her base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a single lump sum equal to her annual base salary, and (iv) 12 months of premiums for COBRA health insurance continuation coverage subject to earlier termination if she is later employed and eligible to receive any health insurance benefits under another employer's plans.

        Under the O'Grady Employment Agreement, Mr. O'Grady is entitled to a severance payment if (i) he is terminated by us without Cause, (ii) he resigns for Good Reason, (iii) we terminate his employment in anticipation of, in connection with, at the time of or within 90 days after a Change of Control or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within 90 days after a Change of Control. Under any of these conditions Mr. O'Grady would receive, provided that he complies with certain confidentiality, non-competition and non-solicitation covenants, (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a single lump sum equal to his annual base salary, and (iv) 12 months of premiums for COBRA health insurance continuation coverage subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans.

        Each named executive officer holds unvested restricted stock, restricted stock units, performance stock units or stock options that were granted pursuant to either our 2009 Plan or our 2011 Plan.

        For awards that were granted under our 2009 Plan, unless otherwise provided in the applicable award agreement, the compensation committee is expressly authorized upon a Change of Control to accelerate the vesting of an award, cause all restrictions to lapse and deem all performance goals to have been met. The compensation committee may also, in connection with a Change of Control, cause outstanding awards to be assumed or replaced with comparable awards or cancel and cash out in-the-money options and SARs. Unless provided in an award agreement or otherwise waived by the Compensation Committee, if a named executive officer is terminated for any reason, other than in connection with a Change of Control, all unvested and unexercisable portions of any outstanding awards are immediately forfeited.

        Under our 2011 Plan, unless an award agreement provides otherwise, if there is a Change in Control that involves a Corporate Transaction (see "Definition of Cause, Good Reason and Change of Control" below) and the awards under the 2011 Plan are not continued, assumed or replaced in connection with the Corporate Transaction, then the compensation committee may provide that any or all awards become fully vested and, if applicable, exercisable for a certain period of time prior to the effective time of the Corporate Transaction. Alternatively, under these circumstances the compensation committee may cancel and cash out some or all outstanding awards. In the event awards are continued, assumed, or replaced and a participant is involuntarily terminated for reasons other than Cause within one year after the Corporate Transaction, then awards will immediately vest and become exercisable. In addition, if there is a Change in Control that does not involve a Corporate Transaction, then the compensation committee may provide that an award becomes fully vested and exercisable upon the Change in Control or upon the involuntary termination of the named executive officer without Cause within one year of the Change of Control. Unless provided in an award agreement or determined otherwise by the compensation committee, if a named executive officer is terminated for any reason, other than in connection with a Change of Control, all unvested and unexercisable portions of any outstanding awards are immediately forfeited.

        No severance payments are made to any of our named executive officers upon their death or disability.

Noncompete and Nonsolicitation Covenants

        All of our named executive officers have agreed in their respective employment agreements that during and for one year after termination of employment with us, they will be restricted from participating in certain competitive businesses and from soliciting our employees and customers.

Definition of Cause, Good Reason and Change of Control

        Under the employment agreements with our named executive officers, "Cause" generally means one or more of the following events:

  •
  gross negligence in the performance or intentional nonperformance of the named executive officer to perform his material duties under the employment agreement;

  •
  willful dishonesty, fraud or misconduct with respect to our business or affairs;

  •
  conviction of a felony crime; or

  •
  willful, material and irreparable breach of the employment agreement.

        Under the employment agreements with our named executive officers, "Good Reason" generally means one or more of the following events:

  •
  imposition by us of material and adverse changes in the named executive officer's principal duties;

  •
  certain reductions in the named executive officer's annual base salary; or

  •
  relocation of our offices to a location more than 50 miles from the prior location.

        Under the employment agreements with our named executive officers and the 2009 Plan, a "Change of Control" generally means any of the following events:

  •
  following an extraordinary corporate transaction, a majority of our board of directors no longer consists of individuals who were directors on the date of the respective employment agreements or the effective date of the 2009 Plan;

  •
  the acquisition of our securities that results in any person owning more than 50% of either our outstanding voting securities or our common stock (other than persons who had beneficial ownership of 20% of our securities prior to such transaction);

  •
  subject to the exclusion of certain transactions detailed in the employment agreements, the sale or other disposition of all or substantially all of the assets of our company; or

  •
  the approval by our shareholders of a complete liquidation or our dissolution.

        Under the 2011 Plan, a "Change in Control" generally means any of the following events:

  •
  individuals who were directors as of the effective date of the 2011 Plan or became directors after the effective date and whose election was approved by at least a majority of the then existing directors are no longer a majority of the board;

  •
  subject to certain exceptions as detailed in the 2011 Plan, the acquisition of our securities that results in any person owning more than 50% of the combined voting power of our voting securities; or

  •
  the sale or other disposition of all or substantially all of the assets of our company or a merger, consolidation, share exchange or similar transaction regardless of whether we are the surviving corporation (any of which is referred to as a "Corporate Transaction"), unless, immediately following such transaction, the beneficial owners of our voting securities immediately prior to such transaction, own more than 50% of the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation in substantially the same proportions as their ownership of our voting securities immediately prior to such transaction.

        The compensation amounts shown below are estimates of the amounts that would have become payable to each named executive officer on December 31, 2015, in addition to any accrued and unpaid salary and bonus as of that date, if his or her employment had terminated on such date and upon the conditions detailed in the footnotes below. The price per share of our common stock on December 31, 2015 was $6.80.

Benefits	Termination Without Cause or For Good Reason(1)	Change of Control(2)	Termination Without Cause or for Good Reason after Change of Control(3)
Paul F. Lidsky
Cash Severance	$795,000	$—	$795,000
Restricted Stock	—	458,898	458,898
Medical and Dental Benefits	21,290	—	21,290

TOTAL	$816,290	$458,898	$1,275,188

Gregory T. Barnum
Cash Severance	$355,000	$—	$355,000
Restricted Stock	—	200,940	200,940
Medical and Dental Benefits	21,838	—	21,838

TOTAL	$376,838	$200,940	$577,778

Patricia A. Hamm
Cash Severance	$265,000	$—	$265,000
Restricted Stock	—	220,599	220,599
Medical and Dental Benefits	6,496	—	6,496

TOTAL	$271,496	$220,599	$492,095

M. Shawn O'Grady
Cash Severance	$395,000	$—	$395,000
Restricted Stock	—	236,171	236,171
Medical and Dental Benefits	21,838	—	21,838

TOTAL	$416,838	$236,171	$653,009

Denise M. Westenfield
Cash Severance	$—	$—	$—
Restricted Stock	—	126,623	126,623
Medical and Dental Benefits	—	—	—

TOTAL	$—	$126,623	$126,623

(1)
This column includes terminations without Cause or for Good Reason not in connection with a Change of Control. Under our 2009 Plan and 2011 Plan, all awards that are not vested upon any termination that is not related to a Change of Control are forfeited, unless the compensation committee determines that the awards become vested upon a termination. For purposes of this column, we have assumed that the Compensation Committee determined that all restricted stock issued to our named executive officers pursuant to our 2009 Plan and 2011 Plan were forfeited upon a termination at December 31, 2015 that was not related to a Change of Control.

(2)
This column assumes that the named executive officer remains employed with us following a Change of Control (as provided in each of the employment agreements we have with certain of our Named Executive Officers, our 2009 Plan and our 2011 Plan) that occurred on December 31, 2015. The awards under our 2009 Plan vest upon a Change of Control. The compensation committee may authorize accelerated vesting of awards under our 2011 Plan upon a Change of Control. For purposes of the awards granted under our 2011 Plan, we have assumed that the awards were not continued, assumed or replaced in connection with a Corporate Transaction and that the compensation committee provided that the awards were forfeited prior to a Corporate Transaction that occurred on December 31, 2015. The result would be the same under our 2011 Plan if instead, at December 31, 2015, we experienced a Change of Control that did not involve a Corporate Transaction and the compensation committee determined awards would be forfeited.

(3)
This column assumes that (a) a Change of Control as determined according to each named executive officer's employment agreement, our 2009 Plan and 2011 Plan occurred on December 31, 2015, (b) we terminated the named executive officer's employment without Cause (or, for purposes of the Employment Agreements, the named executive officer resigned for Good Reason) at the time of the Change of Control, (c) the Change in Control Price was obtained, (d) for purposes of the 2009 Plan, the awards vested upon a Change of Control, and (e) for purposes of the 2011 Plan awards were not continued, assumed or replaced if the Change of Control was a Corporate Transaction or the Compensation Committee determined that the awards should be accelerated if the Change in Control was not a Corporate Transaction.

Compensation Committee Interlocks and Insider Participation

        James E. Ousley, Brent G. Blackey, J. Patrick O'Halloran and Mercedes A. Walton served on our compensation committee for the year ended December 31, 2015. No member of our compensation committee currently has, or since the beginning of 2015 has had, any direct or indirect material interest in a transaction or proposed transaction with us that would require any disclosure. During 2015, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our compensation committee.

 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        The following table sets forth information regarding beneficial ownership of our common stock, as of March 28, 2016, by each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock, each of the named executive officers listed in the summary compensation table, each director and director nominee, and all of our executive officers and directors as a group.

        Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown. Unless otherwise noted in the table, the mailing address for each individual listed in the table is: c/o Datalink Corporation, 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344.

Name and Address of Beneficial Owner	Number(1)	Percent
Beneficial Owners of More Than 5%
Wellington Management Group LLP(2)	3,115,688	13.9%
280 Congress Street
Boston, MA 02210
Wellington Trust Company, NA(2)	2,078,312	9.3%
280 Congress Street
Boston, MA 02210
Dimensional Fund Advisors LP(3)	1,782,990	7.9%
Building One
6300 Bee Cave Road
Austin, TX 78746
BlackRock, Inc.(4)	1,659,750	7.4%
40 East 52nd Street
New York, NY 10022
Royce & Associates, LLC(5)	875,810	3.9%
745 Fifth Avenue
New York, NY 10151
Directors and Named Executive Officers
James E. Ousley	80,800	*
Paul F. Lidsky(6)	670,601	3.0%
Gregory T. Barnum	117,734	*
Patricia A. Hamm	42,951	*
M. Shawn O'Grady	72,209	*
Denise M. Westenfield	46,099	*
Brent G. Blackey(7)	65,657	*
Greg M. Meland	1,520,426	6.8%
J. Patrick O'Halloran	33,500	*
Mercedes A. Walton	10,158	*
James L. Zucco, Jr.	6,000	*
All executive officers and directors as a group (11 persons)	2,666,135	11.9%

*
less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to shares. Unless indicated by footnotes, each shareholder possesses sole voting and investment power over its shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 28, 2016 are considered outstanding for the purpose of calculating the percentage of common stock owned by a person and owned by a group, but not for the purpose of calculating the percentage of common stock owned by any other person.

(2)
Based on a Schedule 13G/A filed with the SEC on February 16, 2016.

(3)
Based on a Schedule 13G/A filed with the SEC on February 9, 2016.

(4)
Based on a Schedule 13G/A filed with the SEC on January 21, 2016.

(5)
Based on a Schedule 13G/A filed with the SEC on February 3, 2016.

(6)
Includes 450,000 shares that Mr. Lidsky may acquire upon exercise of stock options within 60 days of March 28, 2016.

(7)
Includes 1,200 shares that Mr. Blackey may acquire upon exercise of stock options within 60 days of March 28, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of initial ownership and reports of changes in ownership of our common stock and other equity securities. The SEC requires us to identify any of those persons who fail to file such reports on a timely basis. To our knowledge with respect to our directors and executive officers, and with respect to ten percent owners, based on our review of reports filed by them with the SEC, we believe all such filings were made on a timely basis in 2015.

TRANSACTIONS WITH RELATED PERSONS

        Since January 1, 2015, there were no transactions or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

        Our board of directors adopted a written Related Person Transaction Approval Policy effective February 15, 2011. The policy encompasses any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships where we and the related person has a direct or indirect interest in the transaction which is at least $10,000 in value. Related persons include all directors and executive officers, any nominee for director, immediate family members of a director, executive officer or nominee for director and any shareholders of more than 5% of our common stock. Our audit committee must pre-approve any related person transactions. The audit committee will analyze the following factors, in addition to any other factors, in addition to any other factors the audit committee deems appropriate, in determining whether to approve the related party transition:

  •
  whether the terms are fair to our company;

  •
  whether the transaction is material to our company;

  •
  the role the related person has played in arranging the related person transaction;

  •
  the structure of the related person transaction; and

  •
  the interests of all related persons in the related person transaction.

        A related person transaction will only be approved by the audit committee if the audit committee determines that the related person transaction is beneficial to us and the terms of the related person transaction are fair to us.

OTHER MATTERS

Other Business

        The board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have the discretionary authority to vote such proxy on such matters in accordance with their best judgment.

Annual Report on Form 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Investor Relations
Datalink Corporation
10050 Crosstown Circle, Suite 500
Eden Prairie, MN 55344
(952) 944-3462

        You may also obtain our Annual Report on Form 10-K over the Internet at the SEC's Internet site, www.sec.gov.

        Additional copies of the Annual Report on Form 10-K, the Notice, this proxy statement and the accompanying proxy may be obtained from our investor relations department at the address above. Copies of exhibits to the Annual Report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our investor relations representative by email at investor@datalink.com, by mail to the address listed on the cover of this proxy statement, Attention: Investor Relations, or by telephone at (952) 944-3462.

        If you participate in householding and would like to receive a separate copy of our annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

        A shareholder intending to present a proposal to be included in our proxy materials for the 2017 Annual Meeting of Shareholders must deliver the proposal in writing to us no later than December 13,

2016. Shareholder proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to our principal executive offices at 10050 Crosstown Circle, Suite 500, Eden Prairie, Minnesota 55344, Attention: Secretary. If the date of the 2017 Annual Meeting of Shareholders is moved more than 30 days before or after the anniversary date of the 2016 Annual Meeting of Shareholders, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials.

        We must receive notice of any other shareholder proposals, including proposals for director nominees, intended to be presented at our 2017 Annual Meeting of Shareholders in writing and delivered to our principal executive office no later than February 24, 2017. If the date of the 2017 Annual Meeting of Shareholders is moved more than 30 days before or after such anniversary date of the 2016 Annual Meeting of Shareholders, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before the 2017 Annual Meeting of Shareholders or, if later, within 10 days after the first public announcement of the date of 2016 Annual Meeting of Shareholders.

 Appendix A
DATALINK CORPORATION
2011 INCENTIVE COMPENSATION PLAN
(as Amended May 25, 2016)

1.    Purpose.    The purpose of the Datalink Corporation 2011 Incentive Compensation Plan (the "Plan") is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company's stockholders, and to thereby promote the Company's long-term business success.

2.    Definitions.    In this Plan, the following definitions will apply.

        (a)   "Affiliate" means any corporation that is a Subsidiary or Parent of the Company.

        (b)   "Agreement" means the written or electronic agreement containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

        (c)   "Award" means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Unit, Incentive Award or Other Stock-Based Award.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cause" means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, means a Participant's (i) material breach of any employment, confidentiality, nonsolicitation, noncompetition, invention assignment or other agreement with the Company or any Affiliate, (ii) act or acts of dishonesty resulting in gain or personal enrichment of the Participant at the expense of the Company or any Affiliate, (iii) persistent failure to satisfactorily perform the duties associated with Participant's employment or status as a Service Provider, (iv) failure to materially conform to the Company's business conduct or ethics code or other applicable Company policies, or (v) material violation of any law, rule, regulation, court order or regulatory directive.

        (f)    "Change in Control" means, unless otherwise provided in an Agreement, one of the following:

          (1)   Any individual, entity or Group (a "Person"), other than (i) one or more Subsidiaries, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) any Person who, as of the effective date of this Plan, is already the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 20% or more of the Company's Voting Securities, becomes the beneficial owner of equity securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding Voting Securities, except that (A) any acquisition of Company equity securities by a Person directly from the Company for the purpose of providing financing to the Company, any formation of a Group consisting solely of beneficial owners of the Company's voting securities as of the effective date of this Plan, or any repurchase or other acquisition by the Company of its equity securities that causes any Person to become the beneficial owner of more than 50% of the Company's voting securities, will not be considered a Change in Control unless and until, in either case, such Person acquires beneficial ownership of additional Company voting securities after the Person initially became the beneficial owner of more than 50% of the Company's voting securities by one of the means described in this clause (A); and (B) a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company's voting securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection 2(f)(3);

          (2)   Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board; or

          (3)   The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the Persons who were the beneficial owners of Company voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership of Company voting securities immediately prior to such Corporate Transaction.

Notwithstanding the foregoing, (i) to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A; and (ii) no Change in Control shall be deemed to have occurred with respect to a Participant if the participant is part of a Group which consummates the Change in Control transaction. A Participant is deemed "part of a Group" for purposes of the preceding sentence if the Participant is an equity participant in the Group or any entity that is a member thereof except for passive ownership of less than three percent (3%) of the Voting Securities of a member of the Group.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

        (h)   "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

        (i)    "Company" means Datalink Corporation, a Minnesota corporation, or any successor thereto.

        (j)    "Continuing Director" means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company's stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents.

        (k)   "Corporate Transaction" means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

        (l)    "Disability" means (i) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (ii) if there is no such long-term disability plan or policy, "total and permanent disability" within the meaning Code Section 22(e)(3).

        (m)  "Employee" means an employee of the Company or an Affiliate.

        (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, and the regulations promulgated thereunder.

        (o)   "Fair Market Value" means the fair market value of a Share determined as follows:

          (1)   If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

          (2)   If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

        (p)   "Full Value Award" means an Award other than an Option, Stock Appreciation Right.

        (q)   "Grant Date" means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

        (r)   "Group" means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

        (s)   "Incentive Award" means a performance bonus payable as provided in Section 12.

        (t)    "Non-Employee Director" means a member of the Board who is not an Employee.

        (u)   "Option" means a right granted under the Plan to purchase a specified number of Shares at a specified price. An "Incentive Stock Option" or "ISO" means any Option designated as such and granted in accordance with the requirements of Code Section 422. A "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

        (v)   "Other Stock-Based Award" means an Award described in Section 13 of this Plan.

        (w)  "Parent" means a "parent corporation," as defined in Code Section 424(e).

        (x)   "Participant" means a person to whom an Award is or has been made in accordance with the Plan.

        (y)   "Performance-Based Compensation" means an Award to a person who is determined by the Committee to be or to be likely to become, a "covered employee" (as defined in Section 162(m)(3) of the Code) and that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

        (z)   "Performance Unit" means the type of Award described in Section 11 of this Plan.

        (aa) "Plan" means this Datalink Corporation 2011 Incentive Compensation Plan, as amended and in effect from time to time.

        (bb) "Prior Plan" means the Datalink Corporation 2009 Incentive Compensation Plan.

        (cc) "Restricted Stock" means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

        (dd) "Service" means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider's Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any

Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

        (ee) "Service Provider" means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

        (ff)  "Share" means a share of Stock.

        (gg) "Stock" means the common stock, $0.001 par value, of the Company.

        (hh) "Stock Appreciation Right" or "SAR" means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

         (ii)  "Stock Unit" means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

        (jj)   "Subsidiary" means a "subsidiary corporation," as defined in Code Section 424(f), of the Company.

        (kk) "Substitute Award" means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

        (ll)   "Voting Securities" of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3.    Administration of the Plan.

        (a)    Administration.    The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

        (b)    Scope of Authority.    Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

          (1)   determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

          (2)   cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 17(d) and 17(e); and

          (3)   establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan.

Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

        (c)    Awards to Foreign Service Providers.    The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

        (d)    Acts of the Committee; Delegation.    A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

        (e)    Finality of Decisions.    The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

        (f)    Indemnification.    Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company's expense, to handle and defend the claims before such person undertakes to handle and defend them on such person's own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

4.    Shares Available Under the Plan.

        (a)    Maximum Shares Available.    Subject to Section 4(b) and to adjustment as provided in Section 14(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 3,303,943, which includes the shares that were remaining available for future grants under the Prior Plan on the effective date of the Plan. After the effective date of the Plan, no additional awards may be granted under the Prior Plan. Shares issued under the Plan shall come from authorized and unissued shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

          (1)   Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

          (2)   Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

          (3)   Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

          (4)   Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

        (b)    Effect of Forfeitures and Other Actions.    Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a "Prior Plan Award"), that is forfeited, expires, is settled for cash, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or Prior Plan Award (including a payment in Shares on the exercise of a Stock Appreciation Right) shall, to the extent of such forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan and correspondingly increase the total number of Shares available for grant and issuance under Section 4(a). In the event that (i) any Award or Prior Plan Award is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company in payment of the applicable exercise price, or (ii) any tax withholding obligations arising from such Award or Prior Plan Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again become available for Awards under this Plan and correspondingly increase the total number of Shares available for grant and issuance under Section 4(a).

        (c)    Effect of Plans Operated by Acquired Companies.    If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

        (d)    No Fractional Shares.    Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.

        (e)    Individual Option and SAR Limit.    The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 500,000 Shares (subject to adjustment as provided in Section 14(a)).

        (f)    Performance-Based Compensation Limit.    With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 400,000 Shares (subject to adjustment as provided in Section 14(a)); and (ii) the maximum amount payable with respect to Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $2,500,000, multiplied by the number of full or partial years in the applicable performance period.

5.    Eligibility.    Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.    General Terms of Awards.

        (a)    Award Agreement.    Except as otherwise provided in the Plan, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award evidenced by an Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

        (b)    Vesting and Term.    Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting and performance conditions as it may determine, subject to the following limitations:

          (1)   A Full Value Award that vests solely as the result of the passage of time and continued Service by the Participant shall be subject to a vesting period of not less than three years from the applicable Grant Date (but permitting pro rata vesting over such vesting period); and

          (2)   A Full Value Award whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

        The minimum vesting and performance periods specified in clauses (1) and (2) above will not, however, apply (i) to annual Full Value Awards to Non-Employee Directors: (ii) to Awards involving an aggregate number of Shares not in excess of 5% of the Plan's share reserve specified in Section 4(a); (iii) upon a Change in Control; (iv) to termination of Service due to death or Disability; and (v) to a Substitute Award that does not reduce the vesting period of the award being replaced.

        (c)    Transferability.    Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant's guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any "family member" (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any transferee.

        (d)    Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant's death.

Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.

        (e)    Termination of Service.    Unless otherwise provided in this Plan or in an Agreement, if a Participant's Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

          (1)   Upon termination of Service for Cause, all unexercised Options and SAR and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

          (2)   Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

          (3)   Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Options and SARs may be exercised for a period of one year after the date of such termination.

          (4)   Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of one year after the date of such termination.

        (f)    Rights as Stockholder.    No Participant shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

        (g)    Performance-Based Awards.    Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 19 of this Plan. Except as provided in Section 19 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant's death or Disability.

        (h)    Dividends and Dividend Equivalents.    Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular quarterly cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

7.    Stock Option Awards.

        (a)    Type and Exercise Price.    The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards.

        (b)    Payment of Exercise Price.    The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

        (c)    Exercisability and Expiration.    Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

        (d)    Incentive Stock Options.

          (1)   An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option's Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

          (2)   No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

          (3)   For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

          (4)   If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

          (5)   The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8.    Stock Appreciation Rights.

        (a)    Nature of Award.    An Award of Stock Appreciation Rights shall be subject to such terms and conditions determined by the Committee, and shall entitle the participant to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than 100% of the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right, except in the case of Substitute Awards.

        (b)    Exercise of SAR.    Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

9.    Restricted Stock Awards.

        (a)    Vesting and Consideration.    Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award.

        (b)    Shares Subject to Restricted Stock Awards.    Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company's transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 20(c).

        (c)    Rights of a Stockholder.    Except as otherwise provided in this Plan, including Section 6(h), and the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a stockholder, including the right to receive dividends and the right to vote the Shares of Restricted Stock.

10.    Stock Unit Awards.

        (a)    Vesting and Consideration.    A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

        (b)    Payment of Award.    Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11.    Performance Unit Awards.

        (a)    Grant and Vesting of Performance Units.    Performance Units may be granted to any Participant in such number and upon such terms and at such times as shall be determined by the Committee. Each Performance Unit shall have an initial value that is established by the Committee as of the Grant Date. Performance Unit Awards shall be considered performance-based Awards for purposes of, and subject to, Section 6(g), subject to such vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion.

        (b)    Payment of Performance Units.    Following the completion of the applicable performance period and the vesting of a Performance Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions), Stock Units or some combination of the foregoing as determined by the Committee and specified in the applicable Agreement. The level of achievement of performance goals applicable to a Performance Unit Award will determine the number or value of Performance Units that will be paid to a Participant. If a Performance Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

12.    Incentive Awards.

        (a)    Grant and Vesting of Awards.    Incentive Awards may be granted to any Participant and may be evidenced by an Agreement or by such other writing (such as minutes) as the Committee may approve, which shall specify a Participant's payment amount or payment range, applicable performance goals and performance period, and such other terms not inconsistent with the Plan as the Committee shall determine. Incentive Awards shall be considered performance-based Awards for purposes of, and subject to, Section 6(g).

        (b)    Payment of Incentive Awards.    Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award, if any, that is payable, but not later than two and one-half months after the end of the calendar year in which the Incentive Award payment is no longer subject to a substantial risk of forfeiture for purposes of Code Section 409A. Payment, if any, with respect to an Incentive Award shall be made in accordance with the terms of the Award in cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions), Restricted Stock Units, Options or any other form of an Award or any combination of the foregoing as determined by the Committee.

        (c)    Termination of Service.    If a Participant's Service terminates during the performance period applicable to an Incentive Award, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of some or all of the Incentive Award, consistent with the requirements of Section 19 and Code Section 162(m) for an Incentive Award intended to be Performance-Based Compensation. In the absence of such authorization by the Committee, the Participant shall receive no Incentive Award payout for such performance period.

13.    Other Stock-Based Awards.    The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

14.    Changes in Capitalization, Corporate Transactions, Change in Control.

        (a)    Adjustments for Changes in Capitalization.    In the event of any equity restructuring (within the meaning of FASB ASC Topic 718—Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 14(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

        (b)    Corporate Transactions.    Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

          (1)    Continuation, Assumption or Replacement of Awards.    In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Sections 14(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 14(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 14(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

          (2)    Acceleration.    If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that (i) some or all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) some or all outstanding Full Value Awards shall vest in whole or in part immediately prior to the effective time of the Corporate Transaction and become payable in connection therewith. The Committee will not be required to treat all Awards similarly for purposes of this Section 14(b)(2). The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The exercise of any Option or SAR whose exercisability is accelerated as provided in this Section 14(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

          (3)    Payment for Awards.    If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide for the termination of some or all of such outstanding Awards at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 14(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 14(b)(3). The payment for any Award surrendered shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be terminated pursuant to this Section 14(b)(3) without payment of any kind to the affected Participant. Payment of any amount under this Section 14(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company's shareholders in connection with the Corporate Transaction, and may, in the Committee's discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company's shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

          (4)    Termination After a Corporate Transaction.    If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 14(b)(1), and if within one year after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant's termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.

        (c)    Other Change in Control.    In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i) providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 14(b)(3) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

        (d)    Dissolution or Liquidation.    Unless otherwise provided in an applicable Agreement, in the event the shareholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

15.    Plan Participation and Service Provider Status.    Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person's Service at any time with or without Cause or change such person's compensation, other benefits, job responsibilities or title.

16.    Tax Withholding.    The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (but not to exceed the minimum statutory amount required to be withheld if such limitation is necessary to avoid an adverse accounting impact) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant, or by delivering to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

17.    Effective Date, Duration, Amendment and Termination of the Plan.

        (a)    Effective Date.    The Plan originally became effective on May 12, 2011, the date it was originally approved by the Company's stockholders. The Plan as amended and restated will become effective on the date it is approved by the Company's stockholders. If the Company's stockholders fail to approve the amendment and restatement of the Plan by June 30, 2016, the Plan will continue in effect in the form in which it existed immediately prior to that date, and any Awards made under the Plan that were contingent upon approval of the amendment and restatement of the Plan by the Company's stockholders shall be void and of no effect.

        (b)    Duration of the Plan.    The Plan shall remain in effect until all Shares subject to it are issued, all Awards have expired or terminated, the Plan is terminated pursuant to Section 17(c), or the tenth anniversary of the effective date of the amendment and restatement of the Plan (unless the Company's stockholders fail to approve the amendment and restatement of the Plan, in which case the Plan will terminate no later than the tenth anniversary of its original effective date), whichever occurs first (the "Termination Date"). Awards made before the Termination Date shall continue in effect in accordance with their terms and the provisions of the Plan in effect on the Termination Date, unless otherwise provided in the applicable Agreement.

        (c)    Amendment and Termination of the Plan.    The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

        (d)    Amendment of Awards.    Subject to Section 17(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules.

        (e)    No Option or SAR Repricing.    Except as provided in Section 14(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a "repricing" of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company's stockholders.

18.    Substitute Awards.    The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

19.    Performance-Based Compensation.

        (a)    Designation of Awards.    If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or is likely to be, a "covered employee" for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 19 will be applicable to such Award, which shall be considered Performance-Based Compensation.

        (b)    Compliance with Code Section 162(m).    If an Award is subject to this Section 19, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 19(c). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 19, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered "non-GAAP financial measures" within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, discontinued operations, restructuring activities or asset write-downs, for foreign exchange impacts, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 14(a) to prevent the dilution or enlargement of a Participant's rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 19 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as "performance-based compensation" under Code Section 162(m).

        (c)    Performance Measures.    For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance measures:

    (1)
    Earnings before any one or more of interest, taxes, depreciation or amortization;

    (2)
    Margins (including, but not limited to, one or more of gross, operating and net earnings margins));

    (3)
    Net income or loss;

    (4)
    Operating profit;

    (5)
    Growth or rate of growth in cash flow;

    (6)
    Cash flow provided by operations;

    (7)
    Free cash flow;

    (8)
    Gross revenues;

    (9)
    Reductions in expense levels, operating and maintenance cost management and employee productivity;

    (10)
    Stockholder returns and return measures (including return on assets, investments, invested capital, equity, or gross sales);

    (11)
    Growth or rate of growth in return measures;

    (12)
    Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

    (13)
    Net economic value and/or economic value added;

    (14)
    Aggregate product unit and pricing targets;

    (15)
    Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

    (16)
    Achievement of business or operational goals such as market share and/or business development;

    (17)
    Achievement of diversity objectives;

    (18)
    Results of customer satisfaction surveys; and/or

    (19)
    Debt ratings, debt leverage and debt service.

Any performance goal based on one or more of the foregoing performance measures may, in the Committee's discretion, be expressed in absolute amounts, on a per share basis, on a pre- or post-tax basis, relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to one or any combination of Company, Affiliate, business unit, department, function or individual performance. The Committee shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any such Award.

20.    Other Provisions.

        (a)    Unfunded Plan.    The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

        (b)    Limits of Liability.    Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

        (c)    Compliance with Applicable Legal Requirements.    No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company's Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

        (d)    Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        (e)    Governing Law.    To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

        (f)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (g)    Code Section 409A.    It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

          (1)   If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A;

          (2)   If any amount shall be payable with respect to any such Award as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant's separation from service or (ii) the Participant's death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

        (h)    Rule 16b-3.    It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 20(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

        (i)    Compensation Recoupment Policy.    Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption.

1234567 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees nominee(s) on the line below. 0 0 0 01 BRENT G. BLACKEY 06 MERCEDES A. WALTON 02 PAUL F. LIDSKY 07 JAMES L. ZUCCO, JR. 03 GREG R. MELAND 04 J. PATRICK O'HALLORAN 05 JAMES E. OUSLEY The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2 A non-binding advisory vote to approve executive officer compensation; 3 The amendment of the Datalink Corporation 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 1,553,943 to 2,553,943 shares; Ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. 4 NOTE: This proxy, when properly executed, will be voted as directed, or if no distinction is given, FOR Proposals 1,2,3 and 4. Discretionary authority is hereby confirmed as to all matters which may properly come before the meeting or any adjournments or postponements thereof. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000238810_1 R1.0.0.51160 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19,2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19,2015. Have your proxy card in hand when you call John Sample 234567and then follow the instructions. 234567 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 DATALINK CORPORATION ATTN: GREGORY BARNUM 10050 CROSSTOWN CIRCLE, SUITE 500 EDEN PRAIRIE, MN 55344 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement, 2014 Annual Report to Shareholders is/are available at www.proxyvote.com . DATALINK CORPORATION ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 20, 2015 3:00 p.m. To be held at the Corporate offices 10050 Crosstown Circle, Suite 500 Eden Prairie, MN 55344 This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint Gregory T. Barnum and Paul F. Lidsky, and each of them, with full power of substitution, to vote all of your shares of Datalink Corporation common stock held of record on the record date on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments and postponements thereof. See reverse for voting instructions. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2015 ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Continued and to be signed on reverse side 0000238810_2 R1.0.0.51160

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2016
YOUR VOTE IS IMPORTANT
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL ONE Election of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PROPOSAL TWO Advisory Vote to Approve Executive Officer Compensation
PROPOSAL THREE Amendment and Restatement of the 2011 Incentive Compensation Plan to Increase the Plan's Share Reserve by 750,000 Shares
Equity Compensation Plan Information at Fiscal Year Ended December 31, 2015
PROPOSAL FOUR Ratification of Independent Registered Public Accounting Firm
AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION Summary Compensation Table
Compensation Committee Interlocks and Insider Participation
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING
Appendix A DATALINK CORPORATION 2011 INCENTIVE COMPENSATION PLAN (as Amended May 25, 2016)